EXHIBIT 2.36

                              AMENDED AND RESTATED
                             REIMBURSEMENT AGREEMENT

                                      AMONG

                       BARRINGTON (AUSTRALIA) PTY LIMITED
                       PALMERSTON (AUSTRALIA) PTY LIMITED
                             VSSI AUSTRALIA LIMITED
                               VSSI TRANSPORT INC.

                        ALLIANCE CHARTERING PTY LIMITED,
                               as Account Parties,

                          NEDSHIP BANK (AMERICA) N.V.,
                      as Agent, Security Trustee and Issuer


                                       AND

                                    THE BANKS

                               as provided herein.


===============================================================================




                                                  April 16, 1998

01029.004 #79655

                                                        5

                                                       INDEX

                                                                            PAGE

CLAUSE 1 DEFINITIONS.........................................................  3

1.1  Defined Terms...........................................................  3
1.2  Construction............................................................ 18
1.3  Accounting Terms........................................................ 18

CLAUSE 2 LETTER OF CREDIT.................................................... 19

2.1  Issuance of the Amended Letter of Credit................................ 19
2.2  Several Obligations; Drawings........................................... 19
2.3  Reimbursement Obligation; Interest...................................... 20
2.4  Commission and Fees..................................................... 21
2.5  Increased Cost ......................................................... 22
2.6  Illegality.............................................................. 24
2.7  Substitution of Banks................................................... 24
2.8  General Provisions as to Payment........................................ 25
2.9  Obligations Absolute.................................................... 26
2.10 Determination of Losses................................................. 27

CLAUSE 3 REPRESENTATIONS AND WARRANTIES...................................... 27

3.1(a) Due Organization and Power............................................ 27
3.1(b) Authorization and  Consents........................................... 27
3.1(c) Filings,  etc......................................................... 28
3.1(d) Binding  Obligations.................................................. 28
3.1(e) No  Violation......................................................... 28
3.1(f) No  Immunity.......................................................... 28
3.1(g) Litigation............................................................ 29
3.1(h) No Default............................................................ 29
3.1(i) Charters.............................................................. 29
3.1(j) Vessel Ownership, Classification, Seaworthiness and Insurance......... 29
3.1(k) Financial Statements.................................................. 30
3.1(l) Tax Returns and Payments.............................................. 30
3.1(m) Insurance............................................................. 30
3.1(n) Offices............................................................... 31
3.1(o) Not an Investment Company............................................. 31
3.1(p) Equity Ownership...................................................... 31
3.1(q) Environmental Matters................................................. 31
3.1(r) Pending or Threatened Environmental Claims............................ 32
3.1(s) Limited Purpose....................................................... 32
3.1(t) Permitted Indebtedness................................................ 32
3.1(u) Survival.............................................................. 32

CLAUSE 4 CONDITIONS PRECEDENT................................................ 32

4.1 Conditions Precedent to Issuance of Amended Letter of Credit............. 32

CLAUSE 5 PAYMENTS............................................................ 36

5.1  Place of Payments, No Set Off........................................... 36
5.2  Tax Credits............................................................. 38
5.3  Sharing of Setoffs...................................................... 38

CLAUSE 6 EVENTS OF DEFAULT................................................... 39

6.1(a) Repayments............................................................ 39
6.1(b) Other Payments........................................................ 39
6.1(c) Loan Agreements....................................................... 39
6.1(d) Representations, etc.................................................. 39
6.1(e) Impossibility, Illegality............................................. 39
6.1(f) Covenants............................................................. 39
6.1(g) Indebtedness.......................................................... 40
6.1(h) Stock Ownership....................................................... 40
6.1(i) Default under the Security Documents.................................. 40
6.1(j) Bankruptcy............................................................ 40
6.1(k) Sale of Assets........................................................ 40
6.1(l) Judgments............................................................. 41
6.1(m) Inability to Pay Debts................................................ 41
6.1(n) Financial Position.................................................... 41
6.1(o) Amendment or Assignment of Charters................................... 41
6.1(p) Termination or Default Under Charters................................. 41
6.2  Indemnification......................................................... 42
6.3  Application of Moneys................................................... 42

CLAUSE 7 COVENANTS........................................................... 43

7.1  Covenants............................................................... 43

7.1(A)(i)   Performance of Agreements........................................ 43
7.1(A)(ii)  Notice of Default; Change in Classification of Vessel............ 44
7.1(A)(iii) Obtain Consents.................................................. 44
7.1(A)(iv)  Financial Statements............................................. 44
7.1(A)(v)   Corporate Existence.............................................. 45
7.1(A)(vi)  Books, Records, etc.............................................. 45
7.1(A)(vii) Inspection....................................................... 45
7.1(A)(viii)Taxes        .................................................... 45
7.1(A)(ix)  Compliance with Statutes, etc.................................... 46
7.1(A)(x)   Environmental Matters............................................ 46
7.1(A)(xi)  Accountants...................................................... 47
7.1(A)(xii) Continue Charters................................................ 47
7.1(A)(xiii)Class Certificate................................................ 47
7.1(A)(xiv) Maintenance of Properties........................................ 47
7.1(A)(xv)  Vessel Management................................................ 48
7.1(A)(xvi) ISM Compliance................................................... 48
7.1(A)(xvii)Limitation on Restricted Payments................................ 48
7.1(B)(i)   Liens............................................................ 50
7.1(B)(ii)  Loans and Advances............................................... 51
7.1(B)(iii) Limitation on Indebtedness....................................... 51
7.1(B)(iv)  Guarantees, etc.................................................. 53
7.1(B)(v)   Changes in Business.............................................. 53
7.1(B)(vi)  Use of Corporate Funds........................................... 53
7.1(B)(vii) Issuance of Shares............................................... 53
7.1(B)(viii)Consolidation, Merger............................................ 54
7.1(B)(ix)  Changes in Offices or Names...................................... 54
7.1(B)(x)   Limitation on Transactions with Shareholders and Affiliates...... 54
7.1(B)(xi)  Change of Flag................................................... 55
7.1(B)(xii) Sale of Vessel................................................... 55
7.1(b)(xiii)Modification of Agreements....................................... 55
7.2  Valuation of the Vessels................................................ 55
7.3  Collateral Maintenance.................................................. 55
7.4  Substitution of Collateral.............................................. 56

CLAUSE 8 ASSIGNMENT/PARTICIPATIONS........................................... 56

8.1 Assignment............................................................... 56

8.2 Participations........................................................... 57

CLAUSE 9 CURRENCY INDEMNITY.................................................. 57

9.1  Currency Conversion..................................................... 57
9.2  Change in Exchange Rate................................................. 58
9.3  Additional Debt Due..................................................... 58
9.4  Rate of Exchange........................................................ 58

CLAUSE 10 EXPENSES........................................................... 58

10.1 Expenses................................................................ 58

CLAUSE 11 APPLICABLE LAW, JURISDICTION AND WAIVER............................ 59

11.1 Applicable Law.......................................................... 59
11.2 Jurisdiction ........................................................... 59
11.3 WAIVER OF JURY TRIAL.................................................... 59

CLAUSE 12 THE AGENT.......................................................... 60

12.1 Appointment of Agent.................................................... 60
12.2 Distribution of Payments................................................ 60
12.3 No Duty to Examine, Etc................................................. 60
12.4 Agent as Banks.......................................................... 60
12.5(a) Obligations of Agent................................................. 60
12.5(b) No Duty to Investigate............................................... 60
12.6(a) Discretion of Agent.................................................. 61
12.6(b) Instructions of Majority Banks....................................... 61
12.7 Assumption re Event of Default.......................................... 61
12.8 No Liability of Agent or Banks.......................................... 61
12.9 Indemnification of Agent................................................ 62
12.10Consultation with Counsel............................................... 62
12.11Resignation ............................................................ 62
12.12Representations of Banks................................................ 63
12.13Notification of Event of Default........................................ 63
12.14Distributing Financial Statements, etc.................................. 63

CLAUSE 13 APPOINTMENT OF SECURITY TRUSTEE.................................... 63

CLAUSE 14 NOTICES AND DEMANDS................................................ 64

14.1 Notices................................................................. 64

CLAUSE 15 MISCELLANEOUS...................................................... 64

15.1 Time of Essence......................................................... 64
15.2 Unenforceable, etc., Provisions - Effect................................ 64
15.3 References ............................................................. 65
15.4 Further Assurances...................................................... 65
15.5 Prior Agreements, Merger................................................ 65
15.6 Joint and Several Obligations........................................... 65
15.7 Limitation of Liability................................................. 65
15.8 Release of Palmstar Thistle............................................. 67
15.9 Entire Agreement; Amendments............................................ 67
15.10Headings   ...........................................................   67

EXHIBITS

    A                      Amended Letter of Credit
    B                      Guaranty
    C1                     Form of Bahamian Deed of Covenants
    C2                     Form of Australian Mortgage
    C3                     Form of Mortgage Amendment
    D1 Form of Bahamian Vessels Earnings Assignment
    D2Form of Australian Vessels Earnings Assignment
    E                      Form of Insurances Assignment
    F                      Form of Sub-Charter Assignment
    G1Form of Consent and Agreement to the Earnings Assignment
    G2Form of Consent and Agreement to the Sub- Charter Assignment
    H                      Form of Share Pledge
    I                      Form of Assignment and Assumption Agreement
    J                      Form of Compliance Certificate
    K                      Accession Agreement

























01029.004 #79655




                              AMENDED AND RESTATED
                             REIMBURSEMENT AGREEMENT


     THIS AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated April __, 1998 (this "Agreement") is made among BARRINGTON (AUSTRALIA) PTY LIMITED (ACN 080 850
559) ("Barrington") and PALMERSTON (AUSTRALIA) PTY LIMITED (ACN 080 850 586) ("Palmerston" and with Barrington collectively referred to as the "Original Borrowers"), each a company organized and existing under the laws of New South Wales, Commonwealth of Australia, and VSSI AUSTRALIA LIMITED, a company organized  and  existing  under  the  laws of the  Republic  of  Liberia  ("VSSI
Australia" and with the Original Borrowers collectively referred to as the "Borrowers"), VSSI TRANSPORT INC., a company organized and existing under the laws of the Republic of Liberia ("VSSI Transport" and with the Borrowers collectively referred to as the "Owners"), and ALLIANCE CHARTERING PTY LIMITED (ACN 080 850 540) ("Alliance"), a company organized and existing under the laws of New South Wales, Commonwealth of Australia, as account parties ("Alliance" and with the Owners individually referred to as an "Obligor" and collectively as the "Obligors"), the BANKS listed on the signature pages hereof and any additional banks as may become a party hereto pursuant to Clause 8 (the "Banks") and NEDSHIP BANK (AMERICA) N.V. ("Nedship"), as agent (the "Agent") and security trustee (the "Security Trustee"), which Agreement amends and restates that certain reimbursement agreement dated December 17, 1997 (the "Original Reimbursement Agreement") made among, inter alia, the Original Borrowers, Palmstar Thistle Inc., a company organized and existing under the laws of the Republic of Liberia ("Palmstar Thistle"), Alliance, certain of the Banks, the Agent and the Security Trustee.

     WHEREAS the Original Borrowers and Rabo Bank Australia Ltd. (the "Lender") are parties to a loan agreement dated December 17, 1997 (the "First Loan Agreement") providing for (among other things) the making of a loan of US$44,000,000 (the "First Loan") by the Lender to the Original Borrowers to enable the Original Borrowers to acquire the Australian flag vessels BARRINGTON and PALMERSTON;

     WHEREAS, a condition precedent to the making of the First Loan was that Nedship (the "Loan Guarantor") deliver to the Lender a letter of guarantee (the "Letter of Guarantee") which secured the obligations of the Original Borrowers under the First Loan Agreement;

     WHEREAS, a condition precedent to the issuance of the Letter of Guarantee by the Loan Guarantor was that the Loan Guarantor, as beneficiary (the "Beneficiary") receive a standby letter of credit in the maximum stated amount of US$46,000,000 (of which US$44,000,000 secured the amount guaranteed by the Loan Guarantor of the First Loan and $2,000,000 secured interest and expenses) (the "Letter of Credit") from the Agent on behalf of certain banks (the "Original Banks") as security for the obligations of the Original Borrowers to the Loan Guarantor in respect of the Letter of Guarantee;

     WHEREAS, the the Agent on behalf of the Original Banks issued the Letter of Credit on the terms and conditions of the Original Reimbursement Agreement;

     WHEREAS, VSSI Australia and the Lender are parties to a loan agreement dated as of the date hereof (the "Second Loan Agreement" and with the First Loan Agreement collectively referred to as the "Loan Agreements") providing for (among other things) the making of a loan of up to US$30,000,000 (the "Second Loan" and with the First Loan collectively referred to as the "Loans") by the Lender to VSSI Australia to enable VSSI Australia to finance the Bahamian flag vessel DAMPIER SPIRIT;

     WHEREAS, it is a condition precedent to the making of the Second Loan that the Loan Guarantor deliver to the Lender an amended and restated letter of guarantee (the "Amended Letter of Guarantee"), which Amended Letter of Guarantee amends and restates the Letter of Guarantee to provide for the guarantee of the obligations of the Original Borrowers under the First Loan Agreement and the obligations of VSSI Australia under the Second Loan Agreement;

     WHEREAS, it is a condition precedent to the issuance of the Amended Letter of Guarantee by the Loan Guarantor that the Loan Guarantor receive an amended and restated standby letter of credit in the maximum stated amount of US$78,000,000, (of which $74,000,000 secures the amount guaranteed by the Loan Guarantor of the Loans and $4,000,000 secures interest and expenses) (the "Amended Letter of Credit") from the Agent on behalf of the Banks as security for the obligations of the Borrowers to the Loan Guarantor in respect of the Amended Letter of Guarantee;

     WHEREAS, the Obligors have requested the Agent on behalf of the Banks to issue the Amended Letter of Credit; and

     WHEREAS, the Banks are willing to to have the Agent issue the Amended Letter of Credit on their behalf on the terms and conditions of this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     WITNESSETH THAT:

1.   DEFINITIONS

1.1 Defined Terms. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable  Accounting  Firm"
     means Ernst & Young, or such other recognized international accounting firm as shall be approved by the Majority Banks, such approval not to be unreasonably withheld;

"Accession Agreement"
     an agreement substantially in the form of Exhibit K hereto pursuant to which a wholly-owned subsidiary of the Guarantor is made an Obligor in accordance with the terms hereof; "Adjusted Consolidated Net Income" means the aggregate net income (or loss) of the Guarantor and its consolidated Subsidiaries determined in accordance with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the effects of foreign currency exchange adjustments under GAAP, (ii) any gains or losses (on an after-tax basis) attributable to vessel sales or to prepayment of Indebtedness and (iii) any extraordinary gains (or losses).

"Adjusted Stated Amount"
     means the Stated Amount less the aggregate of (i) $4,000,000 and (ii) any principal amount of the Loans theretofore prepaid;

"Affiliate"
     means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

"Agent"
     has the meaning ascribed thereto in the Preamble to this Agreement;

"Agreement"
     means this Agreement as such term is used in the Preamble hereto as the same shall be amended, modified or supplemented from time to time;

"Alliance"
     has the meaning ascribed thereto in the Recitals to this Agreement;

"Amended Letter of Credit"
     means the amended and restated irrevocable letter of credit in the maximum stated amount of $78,000,000 referred to in the Recitals of this Agreement, to be issued by the Agent on behalf of the Banks to the Beneficiary pursuant to this Agreement, substantially in the form of Exhibit A, as amended and in effect from time to time and any letter of credit substituted therefor pursuant to Clause 2.7;

"Amended Letter of Guarantee"

     has the meaning ascribed thereto in the Recitals to this Agreement;

"Ampol"
     means Australian Petroleum Pty Ltd. (ACN 000 032 128), a corporation incorporated and existing under the laws of New South Wales, Australia;

"Apache"
     means Apache Energy Limited (ACN 009 301 964), a corporation incorporated and existing under the laws of Western Australia;

"Apache Charter"
     the charterparty agreement dated December 10, 1997 entered into by VSSI Australia with Apache relating to the DAMPIER SPIRIT, as the same may be modified or amended in accordance with this Agreement;

"Applicable Office"
     means, as to each Bank, its office located at its address set forth on the signature pages hereof or such other office as such Bank may hereafter designate as its Applicable Office by notice to the Obligors and the Agent;

"Assignment and Assumption Agreement(s)" means the Assignment and Assumption Agreement(s) executed pursuant to Clause 8 substantially in the form of Exhibit I;

"Assignment Notices"
means:
     a) the notices with respect to the Earnings Assignments executed by the Owners pursuant to Clause 4.1(c) substantially in the form set out in
          Exhibit 1 thereto or in such other form as the Agent may agree;

     b) the notices with respect to the Subcharter Assignments executed by Alliance pursuant to Clause 4.1(d) substantially in the form set out in Exhibit 1 thereto or in such other form as the Agent may agree; and

     c) the notices with respect to the Insurances Assignments executed by the Owners pursuant to Clause 4.1(c) substantially in the form set out in
          Exhibit 1 thereto or in such other form as the Agent may agree;

"Assignments"
     means  the  Earnings  Assignments,   the  Subcharter  Assignments  and  the
     Insurances Assignments;

"Australian Vessels"
     means the BARRINGTON and PALMERSTON;

"Bahamian Vessels"
     means the DAMPIER SPIRIT and NASSAU SPIRIT;

"Banking Day(s)"
     means day(s) on which banks are open for the transaction of business of the nature required by this Agreement in Vancouver, Canada, Rotterdam, the Netherlands, Curacao, Netherlands Antilles, Sydney, Australia and New York, New York;

"Banks"
     has the meaning ascribed thereto in the Preamble to this Agreement;

"BARRINGTON"
          means the Australian registered tanker vessel BARRINGTON, Official No. 853229;

"Beneficiary"
          has the meaning ascribed thereto in the Preamble to this Agreement;

"Bond Offering"
          means that certain issue by the Guarantor of US$225,000,000 of 8.32% First Preferred Mortgage Notes due February 1, 2008 made pursuant to the Prospectus dated January 19, 1996;

"Borrowers"
          has the meaning ascribed thereto in the Preamble to this Agreement;

"Charter(s)"
means
     (a) the time charterparty agreements dated December 17, 1997 entered into by each of the Original Borrowers with Alliance relating to such Original Borrower's Vessel, or any substitute charter acceptable to the Majority Banks in their sole discretion,

     (b) the charterparty agreement dated January 10, 1998 entered into by VSSI Transport with Palm Shipping relating to the NASSAU SPIRIT or any substitute charter acceptable to the Majority Banks in their sole discretion, and (c) the Apache Charter or any substitute charter acceptable to the Majority Banks in their sole discretion;

"Charterers"

          means Alliance and/or Palm Shipping and/or Apache;

"Code"
          means the Internal Revenue Code of 1986, as amended, and any successor statute and regulations promulgated thereunder;

"Commitment"
          in relation to a Bank, means the portion of the Letter of Credit Amount set out opposite its name on the signature pages hereto or, as the case may be, in any relevant Assignment and Assumption Agreement;

"Compliance Certificate"
          has the meaning ascribed thereto in Clause 7.1A(iv)(a);

"Consents"
means
          (i) the Consent and Agreement to each of the Earnings Assignments executed by the relevant Charterer substantially in the form set out in Exhibit G1 and (ii) the Consent and Agreements to the Subcharter Assignments executed or to be executed by Ampol to the Subcharter Assignments substantially in the form of Exhibit G2 together with any amendments thereto;

"Consolidated EBITDA"
          means,  with  respect  to  any  Person  for  any  period,  the  sum of
          (i) income  from  vessel  operations,  (ii) depreciation  expense  and
          (iii) amortization expense, as presented in the financial statements of such Person;

"Consolidated Interest Expense"
     means,  with respect to any Person for any period,  the aggregate amount of
     (i) interest   expense  and  (ii) losses  on  marketable   securities  less
     (iii) interest income and (iv) gains on marketable securities as disclosed on the financial statements of such Person;

"Currency Agreement"
     means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Subsidiaries against fluctuations in currency values to or under which the Guarantor or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary thereafter;

"DAMPIER SPIRIT"
     means the Bahamian registered vessel DAMPIER SPIRIT, Official No. 730939;

"Date of Issuance"
     means the date on which the Amended Letter of Credit is issued pursuant to Clause 2.1;

"DOC"
     means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Dollars" and the sign "$"
     means the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Banks to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Earnings Assignments"
     means the assignments in respect of the earnings of each Vessel from any and all sources, including, but not limited to, the respective Charter relating to such Vessel, executed or to be executed by the relevant Owner in favor of the Security Trustee for the benefit of the Banks pursuant to Clause 4.1(c)(iii), substantially in the form of Exhibits D1 and D2;

"Environmental Approvals"
     shall have the meaning ascribed thereto in Clause 3.1(r);

"Environmental Claim"
     shall have the meaning ascribed thereto in Clause 3.1(r);

"Environmental Laws"
     shall have the meaning ascribed thereto in Clause 3.1(r);

"Equity"
     means, for any Person, such Person's shareholders' equity (inclusive of retained earnings) as reflected on such Person's most recent quarterly unaudited or annual audited financial statements, as the case may be, as prepared in accordance with GAAP;

"Event(s) of Default"
     means any of the events set out in Clause 6;

"Expiration Date"
     has the meaning set forth in Clause 2.1(b);

"First Loan Agreement"
     has the meaning ascribed thereto in the Recitals to this Agreement;

"GAAP"
     has the meaning ascribed thereto in Clause 1.3;

"Guarantor"
     means Teekay Shipping Corporation, a corporation organized and existing under the laws of the Republic of Liberia;

"Guaranty"
     means the amended and restated guaranty in respect of the joint and several obligations of the Obligors under this Agreement to be executed by the Guarantor in favor of the Security Trustee for the benefit of the Banks pursuant to Clause 4.1(e) substantially in the form of Exhibit B;

"Indebtedness"
     means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money,
     (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases,
     (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of
     (a) the fair market value of such asset at such date of  determination  and
     (b) the amount of such indebtedness, (vii) all indebtedness of other Persons guaranteed by such Person to the extent such indebtedness is guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, the net obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for federal, state, local or other taxes;

"Indenture"
     means that certain Indenture dated as of January 29, 1996 by and among, inter alia, the Guarantor and United States Trust Company of New York executed pursuant to the Bond Offering;

"Insurances Assignments"
     means the assignments in respect of the insurances of each Vessel, executed or to be executed by the relevant Borrower in favor of the Security Trustee for the benefit of the Banks pursuant to Clause 4.1(c)(ii), substantially in the form of Exhibit E;

"Interest Coverage Ratio"
     means, with respect to any Person on any date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such date to (ii) the aggregate Consolidated Interest Expense of such Person during such four fiscal quarters. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (i) and prior to such date (other than Indebtedness incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such period),
     (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at such date and (3) any Indebtedness to be incurred on such date, in each case as if such Indebtedness had been incurred on the first day of such four-fiscal-quarter period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and if bearing a floating interest rate shall be computed as if the rate in effect on such date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate of the entire period; (C) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but that is not outstanding or is to be repaid on such date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B)) during such four-fiscal-quarter period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) in effect on such date; and
     (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that occur during such four-fiscal-quarter period or thereafter and prior to such date as if they had occurred and such proceeds had been applied on the first day of such four-fiscal-quarter period; provided that to the extent that clause (D) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding such date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; and provided further that for purposes of determining the Interest Coverage Ratio with respect to the acquisition of a Vessel or the financing thereof, the Guarantor may apply Consolidated EBITDA for such Vessel based upon historical earnings of such Vessel or, if none, of its most comparable Vessel during the applicable four-fiscal-quarter period, or if, in the good faith determination of the board of directors of the Guarantor, the Guarantor does not have a comparable Vessel, based upon industry average earnings for comparable vessels;

"Interest Rate Agreements"
     means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Subsidiaries against fluctuations in interest rates to or under which the Guarantor or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter;

"ISM Code"
     means the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"L/C Fee"
     shall have the meaning ascribed thereto in Clause 2.4;

"Lender"
     has the meaning ascribed thereto in the Preamble to this Agreement;

"Letter of Credit Amount"
     means, with respect to any Bank at any time, (i) prior to the Date of Issuance, the amount set forth opposite the name of such Bank on the signature pages hereof and (ii) on or after the Date of Issuance, such Bank's Percentage Share of the Stated Amount at such time;

"Letter of Credit Liabilities"
     means, as of any date, the sum of (i) the Stated Amount as of such date plus (ii) the aggregate unpaid amount of all Reimbursement Obligations (together with accrued interest thereon) as of such date payable to all Banks in respect of drawings or other payments made under or pursuant to the Amended Letter of Credit on or prior to such date;

"Loan Agreements"
     has the meaning ascribed thereto in the Recitals to this Agreement;

"Loans"
     has the meaning ascribed thereto in the Recitals to this Agreement;


"Majority Banks"
     means  Banks  whose  Commitments   exceed  fifty  percent  (50%)  of  total
     Commitments;

"Management Agreement(s)"
     means the agreement(s) entered into between the respective Manager and each Borrower in respect of the commercial and technical management of the Vessels;

"Manager"
     means Australian Tankships Pty. Ltd. (ACN 079 641 580), an Australian corporation and a Wholly Owned Subsidiary of the Guarantor, in respect of the Australian Vessels and Teekay Shipping Limited, a Bahamian company and also a Wholly Owned Subsidiary of the Guarantor, in respect of the Bahamian Vessels;

"Materials of Environmental Concern"
     has the meaning ascribed thereto in Clause 3.1(r);

"Mortgage Amendments"
     means the amendment no. 1 to the first priority Australian ship mortgages dated December 18, 1997 with respect to each Australian Vessel, in each case executed or to be executed by the relevant Owner in favor of the Security Trustee for the benefit of the Banks, pursuant to
     Clause 4.1(c)(i), and to be substantially in the form of Exhibit C3 ; "Mortgages" means (i) the first priority statutory Bahamian mortgage and deed of covenants collateral thereto with respect to each Bahamian Vessel and (ii) the first priority Australian ship mortgages with respect to each Australian Vessel, in each case executed or to be executed by the relevant Owner in favor of the Security Trustee for the benefit of the Banks, pursuant to Clause 4.1(c)(i), and to be substantially in the form of Exhibits C1 and C2, respectively;

"NASSAU SPIRIT"
     means the Bahamian registered vessel NASSAU SPIRIT, Official No. 730910;

"Net Debt"
     means (x) the sum of long term debt and capital leases (including the current portions) less (y) to the extent positive, the sum of cash (including cash held in retention accounts for the payment of debt and cash pledged as collateral against balance sheet obligations) and marketable securities less the sum of the current portion of long term debt and capital leases (excluding the current portion of advances outstanding under any revolving credit facilities);

"Net Debt to Equity Ratio"
     means, the ratio of the Guarantor's consolidated Net Debt to its consolidated Equity as reflected on the most recent quarterly unaudited or annual audited financial statements, as the case may be, as calculated by the Guarantor, which calculation shall be set forth in the Compliance Certificate accompanying such financial statements, and agreed by the Agent;

"Obligor(s)"
     has the meaning ascribed thereto in the Recitals to this Agreement;

"Operator"
     means any Person who is from time to time concerned in the operation of a Vessel and falls within the definition of "Company" set out in rule 1.1.2 of the ISM Code;

"Original Banks"
     has the meaning ascribed thereto in the Recitals to this Agreement;

"Original Borrowers"
     has the meaning ascribed thereto in the Recitals to this Agreement;

"Original Reimbursement Agreement"
     has the meaning ascribed thereto in the Recitals to this Agreement;

"Owner"
     means the relevant registered owner of a Vessel;

"Palm Shipping"
     means Palm Shipping Inc., a corporation organized and existing under the laws of the Republic of Liberia and an affiliate of the Obligors and a Wholly Owned Subsidiary of the Guarantor;

"PALMERSTON"
     means the Australian registered tanker vessel PALMERSTON, Official No. 853755;

"Palmstar Thistle"
     has the meaning ascribed thereto in the Preamble to this Agreement;

"Parent"

means, with respect to any Bank, any Person controlling such Bank;

"Percentage Share"
     means, with respect to any Bank, the percentage specified as such Bank's Percentage Share on the signature pages hereof or in any Assignment and Assumption Agreement executed in connection herewith;

"Person"
     means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Pledge"
     means the pledge of shares of VSSI Australia and VSSI Transport to be executed by the Guarantor pursuant to Clause 4.1(e)(ii) substantially in the form of Exhibit H;

"Prime Rate"
     means the rate of interest announced by the Reference Bank in New York City from time to time as its base, prime or reference rate;

"Reference Bank"
     means Rabobank International, New York branch;

"Reimbursement Obligations"
     means, with respect to any Bank as of any date, the obligations of the Obligors then outstanding and unpaid to reimburse such Bank pursuant to Clause 2.3 for the amounts paid by such Bank in respect of all drawings or other payments made under or pursuant to the Amended Letter of Credit;

"Reimbursement Period"
     means the period from the Date of Issuance until the Expiration Date;

"Security Documents"
     means the Guaranty, the Pledge, the Mortgages, the Mortgage Amendments, the Assignments, the Assignment Notices, the Consents, and any other documents that may be executed as security for the Obligors' obligations hereunder;

"Security Trustee"
     has the meaning ascribed thereto in the Preamble to this Agreement;

"SMC"
     means a safety management certificate issued in respect of a Vessel in accordance with rule 13 of the ISM Code;

"Stated Amount"
     means the amount reflected in Column 1 of Schedule A to the Amended Letter of Credit in the initial amount of $78,000,000, such amount being reduced six months after each installment date under the Loan Agreements by the aggregate of the scheduled amount of principal due under the Loan Agreements on such date;

"Subcharter Assignments"
     means the assignments in respect of the Sub-Charters executed or to be executed by Alliance in favor of the Security Trustee for the benefit of the Banks pursuant to Clause 4.1(d) substantially in the form of Exhibit F ;

"Sub-Charters"
     means the sub-charter agreements relating to each of the Australian Vessels, entered into between Alliance and Ampol;

"Subsidiary"
     is defined to mean, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock is owned directly or indirectly by such Person and one or more other Subsidiaries of such Person;

"Taxes"
     means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever;

"Transaction Documents"
     means this Agreement, the Amended Letter of Guarantee, the Amended Letter of Credit, the Security Documents and any Assignment and Assumption Agreement;

"VSSI Australia"
     has the meaning ascribed thereto in the Preamble to this Agreement;

"VSSI Transport"
     has the meaning ascribed thereto in the Preamble to this Agreement;

"Vessels"
     means the Australian Vessels and the Bahamian Vessels; and

"Wholly Owned"
     means, with respect to any Subsidiary of any Person, such Subsidiary of such Person if all of the outstanding common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary (other than any director's qualifying share or investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

1.2 Construction. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

2.   LETTER OF CREDIT

2.1  Issuance of the Amended Letter of Credit.

     (a) Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein contained, the Banks hereby agree, upon satisfaction of the conditions precedent contained in Clause 4 to procure that the Agent shall issue on behalf of the Banks the Amended Letter of Credit in favor of the Beneficiary.

     (b) The Agent, on behalf of the Banks,shall issue the Amended Letter of Credit upon three Business Days' prior written notice from the Obligors to the Agent requesting the issuance of the Amended Letter of Credit and setting forth the Date of Issuance, which date shall be no later than May 31, 1998, with respect thereto and the date on which such Amended Letter of Credit is to expire which date shall be no later than June 17, 2006 (the "Expiration Date"). Each Bank severally and not jointly agrees, on the terms and conditions set forth herein, to cause the Agent to issue on behalf of the Banks on such date the Amended Letter of Credit to the Beneficiary in the amount of $78,000,000, effective on the Date of Issuance and expiring on the Expiration Date. The commitment of each Bank to cause the Agent to issue on behalf of the Banks the Amended Letter of Credit and its obligations hereunder and under the Amended Letter of Credit shall be limited to its Letter of Credit Amount as in effect from time to time.

     (c) Upon receipt of the Notice of Issuance, the Agent shall promptly notify each Bank of the contents thereof and of its Percentage Share of the amount of the Amended Letter of Credit.

     (d) In the event that the Borrowers prepay part of the Loans pursuant to the terms of the relevant Loan Agreement and the Beneficiary consents to a corresponding reduction of the Stated Amount of the Amended Letter of Credit, the Banks agree that they shall cause the Agent to issue on their behalf an amended letter of credit with a reduced Stated Amount.

2.2. Several Obligations; Drawings.

     (a) The obligations of the Banks hereunder and under or in respect of the Amended Letter of Credit are several and not joint, and no Bank shall be liable for the failure of any other Bank to perform its obligations hereunder or thereunder. The failure of any Bank to honor its obligations hereunder or in respect of the Amended Letter of Credit shall not excuse the several obligations of the other Banks hereunder or thereunder.

     (b) Upon receipt from the Beneficiary of any demand for payment under the Amended Letter of Credit made in accordance with the terms thereof, the Agent shall promptly notify the Obligors and each Bank as to the amount to be paid by such Bank as a result of such demand and the date for such payment (which shall be a Business Day). Upon receipt of such notice from the Agent, each Bank shall promptly transfer the amount to be paid by it as a result of such demand in immediately available funds to the account specified in or pursuant to Clause 5.1 or such other account as the Agent shall have specified in such notice. Unless the Agent shall have received notice from a Bank prior to the date for such payment that such Bank will not make available to the Agent such Bank's Percentage Share of such payment, the Agent may assume that such Bank has made an amount equal to such Percentage Share available to the Agent on the date for such payment in accordance with this subclause (b) and the Agent may, in reliance upon such assumption, make available to the Beneficiary on such date a corresponding amount. If and to the extent that the Agent in reliance upon such assumption shall have made available to the Beneficiary, on behalf of any Bank, an amount equal to such Bank's Percentage Share of any payment pursuant to this Clause and such Bank shall not have made an amount equal to such Percentage Share available to the Agent and the Agent shall not have been reimbursed by the Obligors for such amount, such Bank agrees to pay to the Agent forthwith on demand such amount, together with interest thereon, for each day from the date such amount is made available to the Beneficiary until the date such amount is repaid to the Agent at a rate per annum equal to the Prime Rate for each such day.

2.3. Reimbursement Obligation; Interest.

     (a) The Obligors agree to pay to the Agent, for the account of the Banks, immediately after (and on the same Business Day as) (i) any amount is drawn under, or otherwise paid pursuant to, the Amended Letter of Credit, a sum equal to the amount so drawn or paid and interest on such amount as provided in subclauses (b) and (c) below and (ii) any Event of Default shall have occurred and be continuing, an amount equal to the aggregate amount (if any) paid or prepaid by the Agent pursuant to Clause 6.1, and interest on such amount as provided in subclauses (b) and (c) below; provided that if the Agent shall receive such payment from the Obligors later than 3:00 P.M. (New York City time) on such Business Day, such payment shall be deemed to have been received by the Agent on the next succeeding Business Day and interest shall accrue thereon pursuant to subclauses (b) and (c) below from the date such payment was due. The Obligors agree that all payments
          required   hereunder   shall  be  free  and  clear  of  all  set-offs,
          withholdings,   taxes,   claims  or  other   deductions  of  any  kind
          whatsoever.

     (b) Any amount owing by the Obligors pursuant to subclause (a) and not paid when due shall bear interest, payable upon demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment thereof in full at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

     (c) Until payment of any amount due hereunder is made, the Obligors' obligations to the Agent and the Banks under Clause 2.3(a) shall be evidenced by a loan account ledger maintained by the Agent in the name of the Obligors. The Agent shall determine any amounts payable by the Obligors under this Clause 2.3 and any such determination shall be conclusive absent manifest error.

2.4 Commission and Fees. (a) L/C Fee. The Obligors agree to pay the Agent, for distribution to the Banks, a letter of credit fee (the "L/C Fee"), on the Adjusted Stated Amount quarterly in arrears for the period from the Date of Issuance of the Amended Letter of Credit until the earlier of (i) the Expiration Date or (ii) termination of the Amended Letter of Credit in accordance with the terms hereof or thereof, at the rate as determined in accordance with this Clause 2.4; provided, however, that the Obligors shall not be obligated to pay the L/C Fee for the period from the maturity date or prepayment of the Loans until the Expiration Date if the Loans have been repaid in full. The L/C Fee will vary based upon the Net Debt to Equity Ratio in accordance with the following schedule:

     Net Debt to Equity Ratio: L/C Fee

     If greater than or equal to 1.5 to 1.0 0.85% p.a.

     If greater than or equal to 1.0 to 1.0 but less than 1.5 to 1.0 0.70% p.a.

     If less than 1.0 to 1.0 0.60% p.a.

     The L/C Fee shall be determined based on the most recent financial information delivered to the Agent in accordance with Clause 7.1A(iv)(a) and shall change, effective as of the beginning of any fiscal quarter following the quarter during which a change in such ratio occurred.

     (b) Commitment Commission. The Obligors agree to pay on the Date of Issuance a commitment commission on the available but unissued amount of the Adjusted Stated Amount for the period commencing on the date of execution of this Agreement by the Obligors and ending on the Date of Issuance. The Commitment Commission shall accrue from day to day and be calculated on the actual number of days elapsed and a three hundred sixty (360) day year. The Commitment Commission will vary based upon the Net Debt to Equity Ratio in accordance with the following schedule:

     Net Debt to Equity Ratio: Commitment Commission

     If greater than or equal to 1.5 to 1.0 0.34% p.a.

     If greater than or equal to 1.0 to 1.0 but less than 1.5 to 1.0 0.28% p.a.

     If less than 1.0 to 1.0 0.24% p.a.

     The Commitment Commission shall be determined based on the most recent financial information delivered to the Agent and shall change, effective as of the beginning of any fiscal quarter following the quarter during which a change in such ratio occurred.

     (c) Front-End Fee. The Obligors agree to pay a non-refundable front-end fee equal to .25% of the Adjusted Stated Amount (the "Front-End Fee") as of the Date of Issuance, payable to the Banks on the Date of
          Issuance, to be allocated (including the Original Front End Fee (as hereinafter defined) by the Agent based upon their Commitments. The front-end fee (the "Original Front-End Fee") paid by the Original Borrowers, Palmstar Thistle and Alliance in connection with the First Loan Agreement pursuant to a fee letter dated December 17, 1997 executed by the Guarantor on their behalf shall be credited against the Front-End Fee due hereunder.

2.5 Increased Cost. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:

     (i) change the basis of taxation (excluding any change in the rate of any Tax) to any of the Banks with respect to the Amended Letter of Credit or any drawing or payment thereunder or pursuant thereto or its obligations to make payments under or in respect of the Amended Letter of Credit or to issue the Amended Letter of Credit pursuant to this Agreement or with respect to payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in taxation of the overall net income of such Bank effected by the jurisdiction of organization or the jurisdiction of the principal place of business of such Bank, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over the Bank (unless such jurisdiction is asserted solely by reason of the activities of any of the Obligors) or such other jurisdiction where the obligations under this Agreement may be payable), or

     (ii) impose, modify or deem applicable any reserve requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System or other comparable governmental authority against letters of credit or letters of commitment issued by, or assets of, or deposits with or for the account of, or credit extended by, any Bank) or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any of the Banks, or

     (iii)impose on any of the Banks any other condition affecting its obligations under or in respect of this Agreement, or the Amended Letter of Credit or any part thereof, and the result of the foregoing is either to increase the cost to such Bank of making available or maintaining the Amended Letter of Credit or any part thereof or to reduce the amount of any payment received by such Bank, then and in any such case if such increase or reduction in the opinion of such Bank materially affects the interests of such Bank under or in connection with this Agreement, then:

          (a) such Bank shall notify the Agent and Obligors of the happening of such event,

          (b) the Obligors agree forthwith upon demand to pay to the Agent or such Bank such amount as such Bank certifies to be necessary to compensate such Bank, for such additional cost or such reduction, and

          (c) any such demand as is referred to in sub-clause (b) of this Clause 2.5 may be made by such Bank at any time before or after any repayment of the Letter of Credit Liabilities.



2.6 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof any of the Banks reasonably concludes that it has become unlawful for such Bank to maintain or give effect to its obligations as contemplated by this Agreement, such Bank shall inform the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Obligors to that effect, whereafter the liability of such Bank to make payments under or in respect of the Amended Letter of Credit or to issue the Amended Letter of Credit pursuant to this Agreement shall forthwith cease and the Obligors shall be required to (x) replace such Bank with one or more banks pursuant to the provisions of Clause 2.7(a),(y) pay to the Agent an amount in Dollars equal to such Bank's Letter of Credit Amount as of such date which amount shall be retained by the Agent until such time as this Agreement is terminated pursuant to Clause 2.7 and applied by the Agent from time to time to pay such Bank's Percentage Share of any drawings or other payments under or pursuant to the Amended Letter of Credit or (z) obtain the Beneficiary's consent to the discharge of such Bank from its obligations under the Amended Letter of Credit; provided that, upon any such discharge (except if such Bank is replaced pursuant to (x) above), the Stated Amount shall be reduced by the amount of such Bank's Letter of Credit Amount. In any such event, but without prejudice to the aforesaid obligations of the Obligors to prepay such Bank's Letter of Credit Amount, the Obligors and such Bank shall negotiate in good faith with a view to agreeing on terms for making its Letter of Credit Amount available from another jurisdiction or otherwise restructuring the obligations under this Agreement on a basis which is not unlawful with respect to such Bank and Agent shall use reasonable efforts to replace such Bank with a bank for which the making and performance of this Agreement would not be illegal.


2.7 Substitution of Banks. If (i) any Bank has demanded compensation under Clause 2.5 or (ii) the Obligors are obligated to replace a Bank pursuant to clause (x) of Clause 2.6(a) the Obligors shall have the right, upon twenty
     (20) Business Days' prior notice to such Bank (or five Business Days' prior notice in the case of any substitution pursuant to the foregoing clause
     (ii)), to cause one or more banks (which may be one or more of the Banks), each such bank to be acceptable to the Beneficiary and, if there shall at such time be more than one Bank hereunder, reasonably satisfactory to the Majority Banks (determined for this purpose as if such Bank had no Letter of Credit Amount and no Reimbursement Obligation was payable to such Bank hereunder), in each case with the written acknowledgment of the Agent, to assume the obligations of the Bank to be replaced (the "Old Bank(s)") under this Agreement and, if required by the Beneficiary, to issue (together with the other Banks hereto) a letter of credit in the form of the Amended
     Letter of Credit then outstanding but in an amount equal to the Stated Amount then in effect. If one or more such banks in each case acceptable to the Beneficiary are identified by the Obligors and, if required pursuant to this Clause, approved as being reasonably satisfactory to the Majority Banks (determined as provided above), the Banks shall consent to such assumption and issuance pursuant to a written instrument. Upon (i) the execution and delivery of such instrument by the Obligors, the Banks, and the Agent, (ii) the return by the Beneficiary of the Amended Letter of Credit, (iii) the execution and delivery to the Beneficiary of a new letter of credit by the Banks (including the new banks but excluding the Old Banks) and (iv) payment by the new banks (the "Substitution Banks") to the Old Banks of all accrued fees to but excluding the date of such assumption and issuance, each of such Substitution Banks shall become a bank party to this Agreement (if it is not already a party hereto) and shall from the date of such substitution have all the rights and obligations of a Bank with a Letter of Credit Amount and Percentage Share (which, if such Substitution Bank is already a party hereto, shall take into account such Substitution Bank's existing Letter of Credit Amount and Percentage Share) and the Old Bank shall from date of such substitution be released from its obligations under this Agreement and the Amended Letter of Credit, and no further consent or action by any other Person shall be required; provided that on the date of such assumption and issuance (x) all amounts payable under Clause 2.3 shall have been paid in full and (y) no Event of Default shall have occurred and be continuing on such date. In the event that there is more than one Bank party hereto and the entity which is the Agent, in its capacity as a Bank, is required to transfer all of its rights and obligations hereunder pursuant to this Clause 2.7, the Agent shall, promptly upon the consummation of any assumption pursuant to this Clause 2.7, resign as Agent hereunder and the Majority Banks (determined as if the Bank resigning as Agent had no Letter of Credit Amount and no Reimbursement Obligation was payable to such Bank hereunder) shall (subject to the consent of the Obligors), have the right to appoint another Bank as successor Agent, all in accordance with Clause 12.11.

2.8 General Provisions as to Payment. (a) All Payments to be made by the Obligors shall be made in Dollars and in immediately available funds to the Agent at its address specified in or pursuant to Clause 7.1. The Agent shall promptly distribute to each of the Banks its pro rata share in accordance with its Percentage Share of each such Payment (other than a Payment pursuant to Clause 2.6) received by the Agent for the account of the Bank.

     (b) Whenever any payment hereunder, including without limitation, any payment due to the Agent pursuant to Clause 2.3, 2.4, 2.5, or 2.6, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and any interest payable thereon shall be payable for such extended time at the specified rate. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) Interest and any fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed from and including the first day of the period for which they are due to but excluding the last day thereof.

     (d) Any amount owed to the Agent or any Bank under this Agreement not paid when due shall bear interest, payable upon demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment thereof in full as provided in subclause (b) of Clause 2.3.

2.9 Obligations Absolute. The obligations of the Obligors under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

     (a) unenforceability for any reason of this Agreement or the Amended Letter of Credit;

     (b) any modification, amendment or waiver of, or any consent to, departure from, or supplement to, this Agreement or the Amended Letter of Credit; provided that neither the Agent nor any Bank shall enter into any written amendment to, or written modification or waiver of, the Amended Letter of Credit without the consent of the Obligors;

     (c) the existence of any claim, set-off, defense or other right which the Obligors may have at any time against the Beneficiary (or any Person for whom the Beneficiary may be acting), any Affiliate of the Beneficiary, the Agent, any Bank or any other Person, whether in connection with this Agreement, the Amended Letter of Credit, or the Loan Agreements or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (d) any statement or any other document presented under the Amended Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     (e) payment by the Agent or any Bank under the Amended Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Amended Letter of Credit; and

     (f) any other act or omission to act or delay of any kind by any Bank, the Agent or any other Person or any other event or circumstance whatsoever which might, but for the provisions of this Clause 2.9, constitute a legal or equitable discharge of the Obligors' obligations hereunder;provided that, with respect to clauses (d), (e) and (f) above, the Obligors shall not be obligated with respect to any Reimbursement Obligation or other obligation hereunder arising solely out of the gross negligence, willful misconduct or bad faith of the Agent or any Bank to which such Reimbursement Obligation or such other obligation is payable, as the case may be. Nothing in this Agreement and no failure by the Obligors to perform any of their obligations hereunder shall affect the several obligations of the Banks hereunder or under the Amended Letter of Credit.

2.10 Determination of Losses. A certificate or determination notice of any affected Bank(s) or the Agent, as the case may be, as to any matters referred to in this Clause 2 shall, absent in manifest error, be conclusive and binding on the Obligors.

3    REPRESENTATIONS AND WARRANTIES

3.1 In order to induce the Banks and the Agent to enter into this Agreement and to make the Amended Letter of Credit available, each of the Obligors hereby represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement and the issuance of the Amended Letter of Credit hereunder) that:

     (a) Due Organization and Power. Each of the Obligors and the Guarantor is duly formed and validly existing in good standing under the laws of its respective jurisdiction of incorporation, has duly qualified and, insofar as the Obligors are aware, is authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, has full power to carry on its business as now being conducted and to enter into and perform its respective obligations under the Transaction Documents to which it is or is to be a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements the noncompliance with which could reasonably be expected to have a material adverse effect on its business, assets or operations, condition (financial or otherwise).

     (b) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorizations have been obtained and remain in full force and effect to permit, each of the Obligors and the Guarantor to enter into and perform its obligations under the Transaction Documents to which it is a party and, in the case of the Obligors, to make all payments required under this Agreement and, as of the date of this Agreement, no further consents or authorizations are necessary for the repayment of their obligations under this Agreement.

     (c) Filings, etc. It is not necessary to ensure (i) the legality, validity or enforceability of this Agreement or any of the Security Documents that any of them be filed, recorded, registered or enrolled with any governmental, state or local authority or agency (other than (A) the recordation of the Mortgages with the relevant ship registry and (B) the filing of (1) the Earnings Assignments with respect to the BARRINGTON and the PALMERSTON, (2) the Subcharter Assignments and
          (3) the Insurance Assignments with respect to each Vessel, with the Australian Securities Commission within 45 days of the execution thereof) or that this Agreement or any Security Document be stamped with any stamp or similar transaction tax or (ii) the admissibility in evidence of this Agreement or any Security Document in the courts of the State of New York, courts of New South Wales, Australia or the Commonwealth of Australia, that any of them be filed, recorded, registered or enrolled with any governmental, state or local authority or agency (other than usual and customary filings and submissions in the courts of such jurisdictions);

     (d) Binding Obligations. The Transaction Documents constitute or, when executed and delivered, will constitute, legal, valid and binding obligations of each of the Obligors and the Guarantor as is a party thereto enforceable against each thereof as is a party thereto in accordance with their terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

     (e) No Violation. The execution and delivery of, and the performance of the provisions of, the Transaction Documents by each of the Obligors and the Guarantor as is a party thereto, do not, and will not during the term of this Agreement, contravene (i) any applicable law,regulation or judicial order existing at the date hereof, (ii) any material agreement or document to which such Obligor is a party or which is binding upon it or any of its assets,or (iii)the articles of incorporation or by-laws (or equivalent documents) of any thereof, nor will it result in the creation or imposition of any mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind on the assets of any Obligors (except for those in favor of the Security Trustee on behalf of the Banks) pursuant to the provisions of any such agreement or document;

     (f) No immunity. Neither any of the Obligors nor the Guarantor nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

     (g) Litigation. Except as otherwise disclosed in writing to the Banks on or before the date hereof, no action, suit or proceeding is pending or threatened against any of the Obligors or the Guarantor before or by any court, board of arbitration or administrative agency which has a reasonable likelihood of resulting in any material adverse change in the business or condition (financial or otherwise) of any of the Obligors or the Guarantor.

     (h) No Default. None of the Obligors or the Guarantor is in default under any agreement by which it is bound, nor is any thereof in default in respect of any financial commitment or obligation.

     (i) Charters. Each Vessel is subject to a Charter and the Australian Vessels are also subject to a Sub-Charter. The certified copies of the Charters and Subcharters delivered to the Agent on or prior to the date of this Agreement are true and complete copies thereof and constitute legal, valid and binding obligations of the parties thereto enforceable against the parties thereto in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights, and no amendments thereof or variations thereto have been proposed or agreed prior to the date hereof other than immaterial changes, details of which shall have been forwarded to the Agent. The right of each Owner to all moneys payable under its respective Charter and the right of Alliance to payment under the Subcharters are not subject to any right of set-off or counterclaim or any lien, charge, security interest, assignment or other encumbrance except in favor of the Agent, the Security Trustee or the Banks. There are no material defaults on the part of any party to the Charters or the Subcharters and there is no accrued right of any Owner to terminate its respective Charter with the respective Charterers or of Alliance to terminate either Subcharter with Ampol.

     (j) Vessel Ownership, Classification, Seaworthiness and Insurance. On the Issuance Date:

          (i) each Vessel will be in the sole and absolute ownership of the respective Owner, unencumbered, save and except for the Mortgage (and the respective Mortgage Amendment in the case of the Australian Vessels) thereon, and duly registered in the name of the respective Owner under the laws and flag of the Commonwealth of Australia or the Commonwealth of the Bahamas, as the case may be;

          (ii) each Vessel will be classed in the highest classification and rating for vessels of the same age and type with its classification society (which shall be a member of the International Association of Classification Societies) or such other classification society acceptable to the Majority Banks without any outstanding recommendations deemed material by the Majority Banks;

          (iii)each Vessel will be operationally seaworthy and in every way fit for service; and

          (iv) each Vessel will be insured in accordance with the provisions of the Mortgage thereon and the requirements thereof in respect of such insurances will have been complied with.

     (k) Financial Statements. Except as otherwise disclosed in writing to the Banks on or prior to the date hereof, all information and other data furnished by the Obligors and the Guarantor to the Banks are complete and correct, and all financial statements furnished by the Obligors and the Guarantor have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements. Since such date or dates there has been no material adverse change in the financial condition or results of the operations of any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

     (l) Tax Returns and Payments. Each of the Obligors and the Guarantor has filed all tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a material adverse effect on any such party, as the case may be, and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves have been set aside on its books.

     (m) Insurance. Each of the Obligors and the Guarantor has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses.

     (n) Offices. The chief executive office and chief place of business of each of the Obligors, and the office in which the financial records relating to the Vessels are kept, is, and will continue to be, located at Ernst & Young at Ernst & Young Building, 321 Kent Street, Sydney, Australia or Teekay Shipping Limited at 4th Floor, Euro Canadian
          Centre,  Marlborough  Street  and Navy Lion  Road,  P.O. Box  SS 6293,
          Nassau, the Bahamas, as the case may be; none of the Obligors maintains a place of business in Canada, the United States or the United Kingdom.

     (o) Not an Investment Company. Neither the Guarantor, nor any of the Obligors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (p) Equity Ownership. Each of the Obligors is a Wholly Owned Subsidiary of the Guarantor. On the Issuance Date, none of the Obligors will own any shares of capital stock, partnership interest or other direct or indirect equity interest in any corporation, partnership or other entity.

     (q) Environmental Matters. Except as heretofore disclosed in writing to the Banks (i) each of the Obligors will, when required, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"); (ii) each of the Obligors will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws
          ("Environmental Approvals") and will, when required, be in full compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) none of the Obligors has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from
          (1) the   presence,   or  release  or  threat  of  release   into  the
          environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Obligors in respect thereof have been paid in full or are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future.

     (r) Pending or Threatened Environmental Claims. Except as heretofore disclosed in writing to the Banks there is no Environmental Claim pending or threatened against any Obligor or past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against any Obligor.

     (s) Limited Purpose. Each Owner is a special purpose company whose sole capital asset is its Vessel; no Owner engages in any business other than the owning of its Vessel.

     (t) Permitted Indebtedness. The Loans and the Guaranty thereof are Indebtedness of the Original Borrowers, VSSI Australia and the Guarantor, respectively, the incurrence of which is permitted by Clause 4.3 of the Indenture because the Interest Coverage Ratio (as such term is defined in the Indenture) shall be greater than 2:1 after consummation of the transactions contemplated herein.

     (u) Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the issuance of the Amended Letter of Credit.

4    CONDITIONS PRECEDENT

4.1 Conditions Precedent to Issuance of Amended Letter of Credit. The obligation of the Agent on behalf of the Banks, to issue the Amended Letter of Credit to the Beneficiary under this Agreement shall be expressly subject to the following conditions precedent:

     (a) the Agent shall have received the following documents in form and substance satisfactory to the Agent and its counsel:

          (i) copies, certified as true and complete by an officer of each of the Obligors and the Guarantor of excerpts of the resolutions of each such company's board of directors (and, if any necessary under appropriate law, shareholders) evidencing approval of the Transaction Documents to which such company is or is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

          (ii) copies, certified as true and complete by an officer of each of the Obligors and the Guarantor or other applicable party, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Obligors or the Guarantor as may be required by the Agent), approvals or consents with respect to this Agreement, the Loan Agreements, the Security Documents and the transactions contemplated hereby and thereby;

          (iii)copies, certified as true and complete by an officer of each of the Obligors and the Guarantor, of the articles or certificate of incorporation and by-laws (or the equivalent thereof) of each thereof (unless such Obligor or Guarantor previously provided such documents in connection with the Original Reimbursement Agreement, in which case such Obligor or Guarantor shall provide a certificate from an officer of such Obligor or Guarantor stating that such documents have not been amended or rescinded since the date of the Original Reimbursement Agreement);

          (iv) good standing certificates or the equivalent thereof with respect to each of the Obligors and the Guarantor issued by the appropriate authorities of the respective jurisdiction of incorporation of such parties; and

          (v) executed copies, certified as true and complete by an officer of the relevant Owner, of the Charter, Subcharter and Management Agreement relating to its Vessel (unless such Owner previously provided such documents in connection with the Original Reimbursement Agreement, in which case such Owner shall provide a certificate from an officer of such Owner stating that such documents have not been amended or rescinded since the date of the Original Reimbursement Agreement);

          (vi) on the Date of Issuance, a certificate from an officer or director of each of the Obligors stating that the representations and warranties stated in Clause 2 (updated mutatis mutandis to such date) are true and correct as if made on that date;

     (b) the Agent shall have received evidence (unless such evidence shall have previously been delivered to the Agent and its counsel in connection with the Original Reimbursement Agreement, in which case the relevant Obligor shall certify that such evidence continues to exist and has not in any way been changed or amended) satisfactory to the Agent and its counsel that:

          (i) each of the Vessels is registered in the name of the relevant Owner under the Australian or Bahamian flag, as the case may be, and that each Vessel is free and clear of all liens and encumbrances of record except for the Mortgage (and respective Mortgage Amendment in the case of the Australian Vessels) thereon in favor of the Security Trustee for the benefit of the Banks, each such Mortgage having been recorded and constituting a first mortgage lien over the relevant Vessel;

          (ii) each Vessel is classed in the highest classification and rating for vessels of the same age and type with its classification society without any material outstanding recommendations;

          (iii)each Vessel is operationally seaworthy and in every way fit for service; and

          (iv) each Vessel is insured in accordance with the provisions of its respective Mortgage (evidence of which shall include, without limitation, cover notes, Certificates of Entry and brokers' letters of undertaking and an opinion of an insurance consultant retained by the Agent or such other evidence as shall be reasonably satisfactory to the Agent) and all requirements thereof in respect of such insurances have been fulfilled;

     (c)  each Owner shall have duly executed and delivered:

          (i)  the Mortgage and/or Mortgage Amendment relating to its Vessel,

          (ii) the Insurances Assignment relating to its Vessel,

          (iii)the Earnings Assignment relating to its Vessel, and

          (iv) the Assignment Notices relating to (ii) and (iii) above;

     (d) Alliance shall have executed and delivered the Subcharter Assignments, the Assignment Notices relating thereto and its Consents;

     (e)  the Guarantor shall have duly executed and delivered:

          (i)  the Guaranty, and

          (ii) the Pledge and related irrevocable proxies and stock powers and shall have delivered to the Agent the undated resignations of officers and directors required to be so delivered pursuant to the Pledge;

     (f)  Ampol shall have duly executed and delivered its Consents;

     (g)  Palm Shipping shall have duly executed and delivered its Consent;

     (h) the Agent shall have received payment in full of all fees and expenses due to the Agent and the Banks on the date thereof including, without limitation, all fees and expenses due under Clause 2.4 and all fees due the Agent and the Original Banks under the Original Reimbursement Agreement shall have been paid;

     (i) the Banks shall have received evidence satisfactory to them and their legal advisers that, save for the liens created by the respective Mortgage, Mortgage Amendment, Earnings Assignment and Insurances Assignment, there are no liens, charges or encumbrances of any kind whatsoever on any Vessel or its earnings or insurances except as permitted hereby or by any of the Security Documents;

     (j) the Banks shall be satisfied that none of the Obligors or the Guarantor is subject to any Environmental Claim which could have a material adverse effect on the business, assets or results of operations of any thereof;

     (k) the Banks shall have received a complete copy of the consolidated audited financial report of the Guarantor for the year ending March 31, 1997, which shall include at least the balance sheet of such corporation as of the end of such year and the related statements of income, cash flow and retained earnings for such year all in reasonable detail, certified by an Acceptable Accounting Firm, together with their opinion (containing no qualifications which the Banks deem material);

     (l) the Obligors shall have provided such evidence as the Banks may require documenting the current legal and beneficial ownership of the shares of the Obligors and the legal ownership of the shares of the Guarantor; and

     (m) the Banks shall have received opinions from (i) Watson, Farley & Williams, counsel to the Obligors and the Guarantor on matters of New York law, the Federal law of the United States and Liberian law,
          (ii) Norton Smith & Co., special counsel to the Banks on New South Wales law and Australian law, (iii) Graham, Thompson & Co., special counsel to the Banks on Bahamian law and (iv) Seward & Kissel, special counsel to the Banks, in each case in such form as the Banks may require, as well as such other legal opinions as the Banks shall have required as to all or any matters under the laws of the United States of America, the State of New York, the Republic of Liberia, the Commonwealth of Australia, the State of New South Wales and the
          Commonwealth of the Bahamas covering the representations and conditions which are the subjects of Clauses 3 and 4.

5    PAYMENTS

5.1 Place of Payments, No Set Off. (a) All payments to be made hereunder by the Obligors shall be made on the due dates of such payments to the Agent at its account located at Republic National Bank; in favor of Nedship Bank (America) N.V. Account No. 608 202 444 or to such other place as the Agent may direct, for the account of the Banks, without set-off or counterclaim and free from, clear of and without deduction for, any Taxes, provided, however, that if the Obligors shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Banks hereunder, then, subject to Clause 5.2, the Obligors shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Obligors shall promptly send to the Banks such documentary evidence with respect to such withholding or deduction as may be required from time to time by any of the Banks. Notwithstanding the preceding sentence, the Obligors shall not be required to pay additional amounts or otherwise indemnify the Banks for or on account of:

     (i) Taxes based on or measured by the overall net income of any Bank or Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such are imposed as a result of the activities of the Obligors within the relevant taxing jurisdiction;

     (ii) Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on any Bank that would not have been imposed but for such Bank's being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Transaction Documents, but only to the extent such Taxes are not imposed as a result of the activities of any of the Obligors within the relevant taxing jurisdiction or the jurisdiction of any of the Obligors under the laws of the taxing jurisdiction;

     (iii)Taxes imposed on or with respect to a Bank as a result of a transfer, sale, assignment, or other disposition by such Bank of any interest in any Transaction Document, any Note or any Vessel (other than a transfer pursuant to an exercise of remedies upon an Event of Default);

     (iv) Taxes imposed on, or with respect to, a transferee (or a subsequent transferee) of an original Bank (and including as such a transferee a Bank whose shares of stock have been transferred or the purchaser of a participation in the Loans) to the extent of the excess of such Tax over the amount of such Tax that would have been imposed on, or with respect to, such original Bank had there not been a transfer, sale, assignment or other disposition of the shares of such Bank or a transfer, sale, assignment or other disposition by such original Bank of any interest in any Vessel, any Note or any Transaction Document (in each case, other than any transfer pursuant to the exercise of remedies as a result of an Event of Default that shall have occurred and be continuing); or

     (v) Taxes imposed on any Bank that would not have been imposed but for any failure of such Bank to comply with any return filing requirement or any certification, information, documentation, reporting or other similar requirement known to such Bank, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes.

     (b) In the event that any Obligor has actual knowledge that the Obligors are required to, or there arises in any Obligor's reasonable opinion a substantial likelihood that the Obligors will be required to, pay an additional amount or otherwise indemnify any Bank for or on account of any Tax pursuant to Clause 5.1(a), such Obligor will promptly notify the Agent and each relevant Bank of the nature of such Tax, and shall furnish such information to the Agent and such Bank with respect to such Tax, as the Agent or such Bank may reasonably request. In the event of any knowledge or opinion of an Obligor described in the preceding sentence, the Obligors, the Agent and each relevant Bank shall consult in good faith to determine what may be required to avoid or reduce such Tax, and each shall use reasonable efforts to avoid or reduce such Tax (so long as such efforts do not, in the reasonable opinion of any relevant Bank, result in any cost to such Bank or any modification of the terms or repayment of the Loans).

5.2 Tax Credits. If any Bank obtains the benefit of a credit against its liability for Taxes imposed by any taxing authority for all or part of the Taxes as to which the Obligors have paid additional amounts as aforesaid then such Bank shall reimburse the Obligors for the amount of the credit so obtained. Each Bank shall use reasonable efforts to file such tax returns as are necessary to obtain any such credit. In connection therewith, the Banks may consult with their legal advisers, all fees and expenses of which shall be for the account of the Obligors.

5.3 Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means other than pursuant to Clause 2.7 and Clause 8, obtain payment (voluntary or involuntary) in respect of any of its Reimbursement Obligations as a result of which the unpaid principal portion of its Reimbursement Obligations (and accrued and unpaid L/C Fees thereon) shall be proportionately less than the unpaid principal portion of the Reimbursement Obligations (and accrued and unpaid L/C Fees thereon) of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Reimbursement Obligations of such other Bank so that the aggregate unpaid principal amount of the Reimbursement Obligations (and accrued and unpaid L/C Fees thereon) and participations in the Reimbursement Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Reimbursement Obligations then outstanding as the principal amount of its Reimbursement Obligations (and accrued and unpaid L/C Fees thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Reimbursement Obligations outstanding (and accrued and unpaid L/C Fees thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Clause 5.3 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Bank holding a participation in any of the Reimbursement Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Bank by reason thereof as fully as if such Bank had made payment with respect to the Amended Letter of Credit in the amount of such participation. The Obligors expressly consent to the foregoing arrangement.

6    EVENTS OF DEFAULT

6.1 In the event that any of the following events shall occur and be continuing:

     (a) Repayments. Any payment due under Clause 2.3 is not paid on the due date; or

     (b) Other Payments. Any fees or other amount becoming payable to the Agent, the Security Trustee or the Banks under this Agreement (other than any payment due under Clause 2.3) or under any of the Security Documents or under any of them is not paid on the due date or within three (3) Banking Days after the date of demand (as the case may be); or

     (c) Loan Agreement. An Event of Default (as defined in either of the Loan Agreements) shall occur and be continuing; or

     (d) Representations, etc. Any representation, warranty or other statement made by the Obligors or the Guarantor in this Agreement or in any of the Security Documents to which it is a party or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which it was made or delivered; or

     (e) Impossibility, Illegality. It becomes impossible or unlawful for the Obligors or the Guarantor or any of them to fulfill any of the covenants and obligations contained herein or in any of the Security Documents to which it is a party or for the Agent, the Security Trustee or the Banks to exercise any of the rights vested in any of them hereunder or under any of the Security Documents and such impossibility or illegality, in the reasonable opinion of the Agent, the Security Trustee or the Majority Banks, will have a material adverse effect on their rights hereunder or under any of the Security Documents or on their right to enforce any thereof; or

     (f) Covenants. The Obligors or the Guarantor or any of them defaults in the performance of any term, covenant or agreement contained in this Agreement or in any of the Security Documents to which they are a party or in any of them, or in any other instrument, document or other agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Agreement or any of the Security Documents, in each case other than an Event of Default referred to elsewhere in this Clause 6.1, and such default, in the reasonable opinion of the Majority Banks, could have a material adverse effect on their rights hereunder or under any of the Security Documents or on their right to enforce any thereof and continues unremedied for a period of thirty (30) days; or

     (g)  Indebtedness.  The  Obligors,  the  Guarantor,  or  any  Wholly  Owned
          Subsidiary of the Guarantor shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness having an outstanding principal amount of $5,000,000 or more or any party becomes entitled to enforce the security for any such Indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the relevant Obligors, the Guarantor or such Wholly Owned Subsidiary of the Guarantor as the case may be, shall set aside on its books adequate reserves with respect thereto, and so long as such default or enforcement shall not subject any Vessel to material risk of forfeiture or loss; or

     (h) Stock Ownership. There is, without the prior written consent of the Majority Banks (i) any change in the legal or beneficial stock ownership or the voting control of the Obligors or (ii) any pledge of the shares of the Obligors in favor of a party other than the Security Trustee for the benefit of the Banks or (iii) less than fifty-one percent (51%) of the issued and outstanding shares of the Guarantor is held beneficially and of record by the Cirrus Trust and the JTK Trust; or

     (i) Default under the Security Documents. There is an event of default under any of the Security Documents which shall have occurred and be continuing; or

     (j) Bankruptcy. Any of the Obligors or the Guarantor commences any proceeding relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against any of the Obligors or the Guarantor any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days; or any receiver, trustee, liquidator or sequestrator of, or for, any of the Obligors or the Guarantor or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty
          (30) days; or any of the Obligors or the Guarantor by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

     (k) Sale of Assets. Any of the Obligors or the Guarantor ceases, or threatens to cease, its operations or sells or otherwise disposes of, or threatens to sell or otherwise dispose of, all or substantially all of its assets or all or substantially all of its assets are seized or otherwise appropriated; or

     (l) Judgments. Any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement or the Security Documents or any of them; or

     (m) Inability to Pay Debts. Any of the Obligors or the Guarantor is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Indebtedness thereof; or

     (n) Financial Position. Any change in the financial position of the Guarantor which, in the reasonable opinion of the Majority Banks, is likely to have a material adverse effect on the ability of the Obligors or the Guarantor to perform its material obligations under this Agreement, the Security Documents or the Charters; or

     (o)  Amendment  or  Assignment   of  Charters.   Any  of  the  Charters  or
          Subcharters is materially amended or modified or assigned without the prior written consent of the Majority Banks; or

     (p) Termination or Default Under Charters. Any of the Charters or Subcharters is terminated without the prior written consent of the Majority Banks, or any party to any thereof defaults or ceases to perform thereunder for any reason whatsoever, unless, provided that no other Event of Default has occurred and is continuing, (A) within 180 days of the termination of the Apache Charter by Apache in accordance therewith, Apache pays to the Security Trustee on behalf of the Banks, the Termination Payment (as such term is defined in the Apache Charter) or (B) within 30 days of any default or non-performance of
          (1) Ampol under a Subcharter or (2) Apache under the Apache Charter, the Obligors replace such Subcharter or Apache Charter, as the case may be, with a charter or subcharter, as the case may be, acceptable to the Banks;then the Banks' obligation to cause the Agent on their behalf to issue the Amended Letter of Credit shall cease and the Agent shall, upon the instructions of the Majority Banks, by notice to the Obligors, (i) direct the Obligors to pay to the Agent for the benefit of the Banks, and the Obligors shall immediately pay, an amount equal to all Letter of Credit Liabilities as of such date less the value of any cash collateral previously provided to the Banks or Security Agent on behalf of the Banks hereunder, to be kept as collateral for the Obligors' obligations in respect of the Amended Letter of Credit until the Banks' obligations in respect of the Amended Letter of Credit are canceled and all of the Reimbursement Obligations of the Obligors are repaid, and declare all sums payable by the Obligors hereunder due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) pay or prepay all other amounts owing under or in connection with this Agreement and the Security Documents; provided that upon the happening of an event specified in subclause (j) or (m) of this Clause 6.1, the Reimbursement Obligations, accrued interest and any other sums payable hereunder shall be immediately due and payable without presentment, demand, protest, declaration or other notice to the Obligors. In any such event, the Banks, the Agent and/or the Security Trustee may (i) proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in any of the Security Documents, or to enforce any other legal or equitable right of the Banks, the Agent and/or the Security Trustee, or (ii) proceed to take any action authorized or permitted under the terms of any of the Security Documents or by applicable laws for the collection of all sums due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Obligors to the Banks, the Agent and/or the Security Trustee hereunder and/or under any of the Security Documents (whether or not then due) all moneys and other amounts of the Obligors, then or thereafter in possession of the Banks, the Agent and/or Security Trustee, inclusive of the balance of any deposit account (demand or time, matured or unmatured) of the Obligors, then or thereafter with the Banks, the Agent and/or Security Trustee.

6.2 Indemnification. The Obligors agree to, and shall, indemnify and hold harmless the Agent, the Security Trustee and the Banks against any loss or costs or expenses (including legal fees and expenses) which the Agent, the Security Trustee and the Banks sustain or incur as a consequence of any default in payment of the Reimbursement Obligations or interest accrued thereon or any other amount payable hereunder or under the Security Documents (other than costs and expenses caused by the gross negligence or willful misconduct of the Agent, the Security Trustee or any Bank). The Agent's, Security Trustee's or Banks' certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Obligors.

6.3 Application of Moneys. (a) Except as otherwise provided in any Security Document, all moneys received by the Agent, Security Trustee or Banks under or pursuant to this Agreement or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Banks) shall be applied by the Agent in the following manner:

     (i) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agent, the Security Trustee or the Banks in connection with the ascertainment, protection or enforcement of their rights and remedies hereunder and under any of the Security Documents,

     (ii) secondly, in or towards the payment of all fees payable by the Obligors under Clause 2.4;

     (iii)thirdly, in or towards payment of any interest owing in respect of the Reimbursement Obligations,

     (iv) fourthly, in or towards payment of any Reimbursement Obligations,

     (v) fifthly, in or towards payment of all sums which may be owing to the Banks, the Agent or the Security Trustee on behalf of the Banks under this Agreement or into a cash collateral account maintained by the Agent for amounts which the Banks, in their sole discretion deem necessary to secure against future claims under the Amended Letter of Credit,

     (vi) sixthly, in or towards payment of all other sums which may be owing to the Agent, the Security Trustee or the Banks under this Agreement or under any of the Security Documents, and

     (vii)seventhly, the surplus (if any) shall be paid to the Obligors or to whomsoever else may be entitled thereto.

          (b) With respect to any moneys received by the Agent pursuant to the Security Documents prior to the occurrence of an Event of Default the Agent shall hold such moneys as collateral in respect of the Obligors' obligations hereunder, provided, however, that so long as no Event of Default shall have occurred and be continuing and the Obligors are in compliance with their obligations under Clause 7.3, the Agent shall release any such moneys to the Obligors or to whomsoever the Obligors may direct.

7    COVENANTS

7.1 Each Obligor hereby covenants and undertakes with the Banks, the Agent and Security Trustee that, from the date hereof and so long as any principal, interest or other monies are owing in respect of this Agreement and the Security Documents or any of them:

     A.   The Obligors will each:

          (i) Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Agent, the Security Trustee and the Banks) of, the terms of this Agreement and the Security Documents;

          (ii) Notice of Default; Change in Classification of Vessel. Promptly inform the Agent of the occurrence of (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) the withdrawal of any Vessel's rating by its classification society or the issuance by such classification society of any recommendation or notation affecting class, (c) any litigation or governmental proceeding pending or threatened against any of the Obligors or the Guarantor which could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of any such party and (d) any other event or condition of which it becomes aware which is reasonably likely to have a material adverse effect on its ability, or the ability of any other party thereto, to perform its obligations under this Agreement and the Security Documents or any of them;

          (iii)Obtain Consents. Obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and any other party's (other than the Agent's, the Security Trustee's or the Banks') respective obligations under this Agreement and the Security Documents;

          (iv) Financial  Statements.  Deliver or cause to be  delivered  to the
               Agent  to  be  distributed  by  the  Agent  in  accordance   with
               Clause 12.14:

               (a) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Guarantor complete copies of the financial reports of the Guarantor (together with a Compliance Certificate substantially in the form of Exhibit J, signed by the Chief Financial Officer of the Guarantor), on a consolidated basis, which shall include at least the consolidated balance sheet of the Guarantor as of the end of such year and the related consolidated statements of income, cash flow and retained earnings for such year, all in reasonable detail, certified by an Acceptable Accounting Firm, together with their opinion (without material qualifications) thereon;

               (b) as soon as available but not later than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Guarantor, a balance sheet of the Guarantor, on a consolidated basis, as at the end of such quarter and the related consolidated statements of income, cash flow and retained earnings for such quarter, all in reasonable detail, unaudited, but certified by the chief financial officer of the Guarantor, together, in each instance, with a Compliance Certificate, signed by such chief financial officer of the Guarantor;

               (c) as soon as available, copies of all reports, statements or other instruments filed with the United States Securities and Exchange Commission; and

               (d) such other statement or statements, lists of property and accounts, budgets, forecasts, reports and financial information with respect to the operation and management of the Vessels and any other vessels owned or operated directly or indirectly by the Guarantor, as the Agent may from time to time reasonably request;

          (v) Corporate Existence. Do or cause to be done, and procure that the Guarantor shall do or cause to be done, all things necessary to preserve and keep in full force and effect their respective corporate existence, and all licenses, franchises, permits and assets necessary to the conduct of the business of each such corporation;

          (vi) Books, Records, etc. Keep, and procure that the Guarantor shall keep, proper books of record and account into which full and correct entries shall be made, in accordance with GAAP;

          (vii)Inspection. Allow, and procure that the Guarantor shall allow, any representative or representatives designated by the Agent or any of the Banks, subject to applicable laws and regulations, to visit and inspect any of the properties of any such party, and, on request, to examine the books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) of each such corporation and to discuss the affairs, finances and accounts of each such corporation, with the officers and executive employees of each such corporation all at such reasonable times and as often as the Agent or such Bank reasonably requests;

          (viii) Taxes. Pay and discharge, and cause the Guarantor to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon each such corporation or upon such corporation's income or property prior to the date upon which penalties attach thereto; provided, however, that such corporations shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality or amount thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto, and so long as such deferment in payment shall not subject any Vessel to material risk of forfeiture or loss;

          (ix) Compliance with Statutes, etc. Do or cause to be done, and procure that the Guarantor shall do or cause to be done, all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to the Obligors and the Guarantor and including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

          (x) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Agent a certificate of the chief executive officer thereof, specifying in detail the nature of such condition and the Obligors' or the Guarantor's proposed response or the proposed response of any Environmental Affiliate (as such term is hereinafter defined) of any thereof, as the case may be: (a) the Obligors' or the Guarantor's receipt or the receipt by any Environmental Affiliate of any thereof of any communication whatsoever that alleges that such Person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Obligors or the Guarantor, (b) knowledge by the Obligors or the Guarantor or any Environmental Affiliate of any thereof that there exists any Environmental Claim pending or threatened against any such Person which could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Guarantor or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against the Guarantor or any Environmental Affiliate if such Environmental Claim could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Guarantor. Upon the written request by the Agent, each Obligor will submit, and procure that the Guarantor shall submit, to the Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subclause. For the purposes of this subclause, "Environmental Claim" shall mean any claim under federal, state and local environmental, health and safety laws, statutes or regulations and "Environmental Affiliate" shall mean any person or entity the liability of which for Environmental Claims the Obligors or the Guarantor may have assumed by contract or operation of law;

          (xi) Accountants.   Retain  an  Acceptable   Accounting  Firm  as  its
               independent certified accountants;

          (xii)Continue Charters. Continue to charter the Vessels to the respective Charterer and procure that Alliance shall subcharter the Australian Vessels to Ampol, and ensure that the terms of such Charters and Sub-Charters include, inter alia, that the payments of the Charterers to the Owners under the Charters will, in the aggregate, be sufficient to cover all payments of the Owners under this Agreement and any operating and other expenses of such Owner and that payments by Ampol to Alliance under the Subcharters will be sufficient to allow Alliance to meet its obligations under the Charters;

          (xiii) Class Certificate. Furnish, or cause to be furnished, to the Agent, upon any change of a Vessel's classification status or the issuance of a recommendation affecting class by a Vessel's classification society or upon the Agent's reasonable request (to be made no more than once in any calendar year), a confirmation of class certificate covering each Vessel and evidencing compliance with the applicable provisions of the Mortgage thereon within thirty (30) days of such change or such request;

          (xiv)Maintenance of Properties. Maintain, or cause to be maintained, and keep, or cause to be kept, and procure that the Guarantor and shall maintain, or cause to be maintained, and keep, or cause to be kept, all properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and will cause to be made necessary repairs, renewals and replacements thereof so that the business carried on and in connection therewith and every portion thereof may be properly and advantageously conducted at all times. In addition, each Owner shall cause its Vessel to be drydocked as often as required by such Vessel's classification society and as a prudent shipowner would require;

          (xv) Vessel Management. Cause its Vessel to be managed by the Manager or such ship manager selected by the Owners and satisfactory to the Majority Banks pursuant to a written management agreement acceptable to the Majority Banks;

          (xvi) ISM Compliance. Procure:

               (a) that any Operator will comply with and ensure that each Vessel and any Operator by not later than July 1, 1998 comply with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

               (b) that any Operator will immediately inform the Agent if there is any threatened or actual withdrawal of its or an Operator's DOC or the SMC in respect of any Vessel; and

               (c) that any Operator will promptly inform the Agent upon the issuance to the Borrower or any Operator of a DOC and to any Vessel of an SMC or the receipt by the Borrower or any Operator of notification that its application for the same has been realized;


          (xvii) Limitation on Restricted Payments.

          Procure that the Guarantor will not directly or indirectly declare or pay any dividend or make any distribution on its capital stock (such payments being defined as "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a default or Event of Default shall have occurred and be continuing or
          (B) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and be evidenced by a Board Resolution) after the date hereof shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or if Adjusted Consolidated Net Income is a loss, minus one hundred percent (100%) of such amount) of the Guarantor accrued on a cumulative basis during the period (taken as one accounting period) beginning February 1, 1996 and ending on the last day of the last fiscal quarter preceding such date plus (2) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors) received by the Guarantor (including the amount of any dividends reinvested in the capital stock of the Guarantor) from the issuance and sale permitted by the Indenture of capital stock of the Guarantor (other than redeemable stock), including an issuance or sale for cash or other property upon the conversion of any Indebtedness of the Guarantor subsequent to the date hereof, or from the issuance of any options, warrants or other rights to acquire capital stock of the Guarantor (in each case, exclusive of any redeemable stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Maturity
          Date) plus (3) $50,000,000.

          The foregoing provision shall not take into account, and shall not be violated by reason of:

          (a) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (b) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Guarantor that is subordinated in right of payment to the Reimbursement
               Obligations, with the proceeds of, or in exchange for, Indebtedness incurred under Clause 7.1(B)(iii)(III);

          (c) the repurchase, redemption or other acquisition by the Guarantor of capital stock of the Guarantor in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of capital stock of the Guarantor (other than redeemable stock);

          (d) the acquisition by the Guarantor of its Indebtedness that is subordinated in right of payment to the Reimbursement Obligations in exchange for or out of the proceeds of a substantial concurrent offering of shares of capital stock of the Guarantor (other than redeemable shares);

          (e) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the applicable provisions herein; or

          (f) certain purchases, redemptions, acquisitions, cancellations or other retirements for a nominal value per right of any rights granted pursuant to any shareholders' rights plan (i.e., a "poison pill"); provided that in the case of the foregoing clauses (a) and (b), no Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

B. None of the Obligors, without the prior written consent of the Majority Banks, will:

     (i) Liens. Create, assume or permit to exist any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any of such party's property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired except:

          (a) liens for taxes not yet payable for which adequate reserves have been maintained;

          (b) the Mortgages, the Mortgage Amendments, the Assignments and other liens in favor of the Security Trustee;

          (c) liens, charges and encumbrances against their respective Vessels permitted to exist under the terms of the Mortgages;

          (d) pledges of certificates of deposit or other cash collateral securing the Obligors' reimbursement obligations in connection with letters of credit hereafter issued for the account of the Obligors in connection with the establishment of the financial responsibility of the Obligors under Title 33 Code of Federal Regulations ("C.F.R.") Part 130 or Title 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced; and

          (e) other liens, charges and encumbrances incidental to the conduct of the business of each such party or the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property or assets or materially impair the use thereof in the operation of its business;

               (ii) Loans and  Advances.  Make any loans or advances  to, or any investments in, any person, firm, corporation, joint venture or other entity (including, without limitation, any loan or advance to any officer, director, stockholder, employee or customer of any company affiliated with the Obligors or the Guarantor) except for advances and investments in the normal course of its business and loans or advances to the Guarantor;

               (iii)Limitation  on  Indebtedness.  (a) Incur,  and shall procure that the Guarantor will not incur, any Indebtedness excluding Indebtedness hereunder to the Agent, the Security Trustee or the Banks, Indebtedness under or in connection with the Loan Agreements and Indebtedness existing (or for which a written commitment has been made on or before the date hereof) on the date hereof; provided that the Guarantor or any of its Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Guarantor would be greater than 2:1.

     Notwithstanding  the foregoing,  the Guarantor (or in the case of subclause
     (VI) below, Alliance) may incur each and all of the following:

     (I) Indebtedness in an aggregate principal amount such that the aggregate principal amount of the Indebtedness of the Guarantor outstanding immediately after such incurrence does not exceed the aggregate principal amount of Indebtedness existing on the date hereof plus $50,000,000;

     (II) Indebtedness of the Guarantor to any Wholly-Owned Subsidiary;

     (III)Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness of the Guarantor, other than Indebtedness incurred under clause (I) or (V) of this paragraph and any refinancings thereof, in an amount not to exceed the principal amount so exchanged, refinanced or refunded (plus premiums, accrued and unpaid interest, fees and expenses thereon);

     (IV) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Guarantor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Guarantor pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets of the Guarantor and not exceeding the gross proceeds therefrom, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets of the Guarantor for the purpose of financing such acquisition;

     (V)  Indebtedness   in  connection   with  the   acquisition   of  any  new
          Wholly-Owned Subsidiary; provided that, with respect to this Clause 7.1(B)(iii)(a)(V), after giving effect to the Incurrence thereof, the Guarantor could incur at least $1.00 of Indebtedness pursuant to the first paragraph of this Clause 7.1(B)(iii)(a); and

     (VI) Indebtedness of Alliance incurred in the ordinary course of the operation of vessels or Indebtedness of Alliance to the Guarantor resulting from advances to Alliance by the Guarantor made in the ordinary course of business;

          (b) For purposes of determining any particular amount of Indebtedness under this Clause 7.1(B)(iii), guarantees or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Clause 7.1(B)(iii), (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above in this Clause 7.1(B)(iii), the Guarantor, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. Notwithstanding any other provision of this Clause 7.1(B)(iii), the maximum amount of Indebtedness that the Guarantor may incur pursuant to this Clause 7.1(B)(iii) shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies.

          (c) The Guarantor shall not incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Guarantor unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or remains outstanding, is also expressly made subordinate to the Indebtedness of the Guarantor under the Guaranty.

     (iv) Guarantees, etc. Assume, guarantee or (other than in the ordinary course of its business) endorse or otherwise become or remain liable in connection with any obligation of any Person, firm, company or other entity except for guaranties in favor of the Banks or the Security Trustee on behalf of the Banks;

     (v) Changes in Business. Change the nature of its business or commence any other business;

     (vi) Use of Corporate Funds. Pay out any funds to any company or Person except (a) in the ordinary course of business in connection with the management of the business of the Obligors and the Guarantor, including the operation and/or repair of the Vessels and (b) the servicing of the Indebtedness to the Banks;

     (vii)Issuance of Shares. Issue or dispose of any shares of its own capital stock to any Person;

     (viii) Consolidation, Merger. Consolidate with, or merge into any Person;

     (ix) Changes in Offices or Names. Change the location of the chief executive office of the Obligors or the Guarantor, the office of the chief place of business any such parties, or the office of the Obligors in which the records relating to the earnings or insurances of the Vessels are kept unless the Banks shall have received thirty
          (30) days prior written notice of such change;

     (x) Limitation on Transactions with Shareholders and Affiliates. None of the Obligors will and will procure that the Guarantor will not, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) or series of related transactions with any holder (or any Affiliate of such holder) of 5% or more of any class of capital stock of the Guarantor or with any Affiliate of the Guarantor, except upon fair and reasonable terms no less favorable to the Obligors or the Guarantor than could be obtained, at the time of such transaction or series of related transactions or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate.

          The foregoing limitation does not limit, and shall not apply to:

          (a) transactions or series of related transactions (I) approved by a majority of the disinterested members of the Board of Directors as fair to the Obligors or the Guarantor or (II) for which the Obligors or the Guarantor, as the case may be, delivers to the Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Obligors or the Guarantor, as the case may be, from a financial point of view;

          (b) the payment of reasonable and customary regular fees to directors of the Obligors or the Guarantor who are not employees of the Obligors or the Guarantor; or

          (c)  any Restricted Payments not prohibited by Clause 7.1(A)(xvi);

     (xi) Change of Flag. Change the flag of any Vessel or the management of such Vessel;

     (xii) Sale of Vessel. Sell, transfer or otherwise dispose of a Vessel; or

     (xiii) Modification of Agreements. Except as contemplated by this Agreement, amend, modify or otherwise change, or allow the Guarantor to amend, modify or change, any of the Transaction Documents to which it is a party.


7.2 Valuation of the Vessels. The aggregate fair market value ("FMV") of the Vessels during the Reimbursement Period shall be greater than or equal to 130% of the Adjusted Stated Amount (at any time, the "Relevant
     Percentage"). The FMV of each Vessel shall be determined at the Agent's discretion, but no less frequently than annually, on the basis of a valuation (the "Valuation") provided by the Agent. In the event the Majority Banks or the Obligors disagree with the Agent's Valuation, then the Obligors and the Agent shall each obtain a separate valuation (the "Additional Valuations") from separate independent shipbrokers, and the FMV shall be determined to be the arithmetic average of the Additional Valuations. Any valuation obtained with respect to the DAMPIER SPIRIT pursuant to this Clause 7.2 shall be made on the basis of the DAMPIER SPIRIT as a non-converted trading tanker. The cost of all valuations obtained hereunder shall be for the account of the Obligors.

7.3 Collateral Maintenance. If the FMV of the Vessels, as determined pursuant to Clause 7.2 falls below the Relevant Percentage, within a period of ten
     (10) Banking Days following receipt by the Obligors of written notice from the Agent notifying the Obligors of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Obligors) (a) the Obligors shall deliver to the Agent, upon its request, additional collateral satisfactory to the Banks, in their sole discretion (including the deposit of cash in a cash collateral account maintained with the Agent), such that (x) the sum of (i) the value of the Vessels, as determined in accordance with the latest valuation delivered pursuant to Clause 7.2, plus (ii) the value of additional collateral other than cash collateral, such value to be determined by the Banks when divided by (y) the Adjusted Stated Amount (less any cash collateral held by the Agent in a cash collateral account) shall be equal to or greater than the Relevant Percentage or (b) the Obligors shall prepay the Letter of Credit Liabilities or part thereof (together with interest thereon) as shall result in the FMV of the Vessels being not less than the Relevant Percentage.

7.4 Substitution of Collateral. In the event of the sale by VSSI Transport of the NASSAU SPIRIT or the release of the NASSAU SPIRIT from the lien of the Mortgage thereon at VSSI Transport's request, VSSI Transport shall substitute a vessel approved by the Banks (the "Substitute Vessel") and which meets the following conditions:


     (i)  the Substitute Vessel complies with the requirements of Clause 4.1(b);

     (ii) the aggregate of the FMV of the Substitute Vessel and the BARRINGTON, PALMERSTON and DAMPIER SPIRIT shall be greater than or equal to the Relevant Percentage;

     (iii)the owner of the Substitute Vessel, if other than VSSI Transport, has executed an Accession Agreement and has executed a counterpart of the Note, a Mortgage, an Assignment of Earnings and an Assignment of Insurances (and related notices and has obtained consents and agreements relating thereto) and the Guarantor has pledged the shares of such owner in favor of the Security Trustee as provided with respect to each other Owner hereunder and has met the conditions, updated mutadis mutandis, of Clauses 4.1(a), (b), (c), (d), (e), (g),
          (h), (i), (j), (k), (l) and (m); and

     (iv) the relevant charterer of the Substitute Vessel has executed an assignment of any subcharter of the Substitute Vessel (and related notices and has obtained consents and agreements relating thereto).

Upon the satisfaction of the foregoing conditions of this Clause 7.4, the Security Trustee, on behalf of the Banks, shall release the Mortgage and any Security Documents relating tothe NASSAU SPIRIT and shall release VSSI Transport from its obligations hereunder.

8    ASSIGNMENT/PARTICIPATIONS

8.1 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Obligors, the Agent, the Security Trustee and the Banks and their respective successors and assigns, except that the Obligors may not assign any of their rights or obligations hereunder . The Banks may, with the prior written consent of the Obligors (such consent not to be unreasonably withheld) assign a portion of their rights and obligations under this Agreement to any one or more commercial lenders (the expenses of the Banks in connection with any such assignment shall be for their own account), provided, however, in the event of any such assignment, such assignment is to be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit I . The Obligors will take all reasonable actions requested by the Banks to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement.

8.2 Participations. Any Bank may, with the prior written consent of the Obligors (such consent not to be unreasonably withheld), at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests in any of its Commitment or other interests of such Bank hereunder; provided, however, that

     (a) no participation contemplated in this Section 8.2 shall relieve such Bank from its Commitment or its other obligations hereunder,

     (b) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations,

     (c) no Participant, unless such Participant is an affiliate of such Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder, except that such Bank may agree with any
          Participant  that  such  Bank will  not,  without  such  Participant's consent, take any of the following actions: (i) increase the Commitment of such Bank, reduce any fees described in Section 2, or extend the Expiration Date, (ii) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of fees, principal of or interest on any of the Reimbursement Obligations, or
          (iii) release any guarantor from its obligations under any guarantee, and

     (d) none of the Obligors shall be required to pay any amount under Clauses 2.5, 2.6 or 10 that is greater than the amount which it would have been required to pay had no participating interest been sold.

9    CURRENCY INDEMNITY

9.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement or any of the Security Documents then the conversion shall be made, in the discretion of the Banks, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Banks shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement and/or any of the Security Documents.

9.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Obligors shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Banks shall be remitted to the Obligors.

9.3 Additional Debt Due. Any amount due from the Obligors under Clause 9.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Loan Agreements and/or any of the Security Documents.

9.4 Rate of Exchange. The term "rate of exchange" in this Clause 9 means the rate at which the Banks in accordance with their normal practices are able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

10   EXPENSES

10.1 The Obligors jointly and severally agree, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agent, the Security Trustee and the Banks for their payment of, the reasonable expenses of the Agent, the Security Trustee and the Banks incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agent's, Security Trustee's and Banks' rights or remedies with respect thereto or in the preservation of the Agent's, the Security Trustee's and the Banks' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Banks' counsel in connection therewith, including Seward & Kissel, Norton Smith & Co. and Graham Thompson & Co. as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agent, the Security Trustee and the Banks in connection with this transaction, all costs and expenses, if any, in connection with the enforcement of this Agreement, and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents herein contemplated and to hold the Banks free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date here of shall be paid immediately by the Obligors to the Agent, the Security Trustee or the Banks, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Obligors to such party or parties after payment thereof (if the Agent, the Security Trustee or the Banks, at their sole discretion, chooses to make such payment).

11   APPLICABLE LAW, JURISDICTION AND WAIVER

11.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

11.2 Jurisdiction. Each of the Obligors hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Banks under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that service of summons or other legal process on it may be served by registered mail addressed thereto, c/o Watson, Farley & Williams, 380 Madison Avenue, New York, New York 10017. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Obligors as such, and shall be legal and binding upon the Obligors for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Obligors to the Banks) against the Obligors in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Obligors will advise the Banks promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Banks may bring any legal action or proceeding in any other appropriate jurisdiction.

11.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE OBLIGORS, THE GUARANTOR, THE AGENT, THE SECURITY TRUSTEE AND THE BANKS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE SECURITY DOCUMENTS.

12.  THE AGENT

12.1 Appointment of Agent. Each of the Banks hereby irrevocably appoints and authorizes the Agent (which for purposes of this Clause 12 shall be deemed to include the Agent acting in its capacity as Security Trustee pursuant to Clause 13) to take such action as agent on its behalf and to exercise such powers under this Agreement and the Security Documents as are delegated to the Agent by the terms hereof and thereof. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Amended Letter of Credit or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

12.2 Distribution of Payments. Whenever any payment is received by the Agent from the Obligors for the account of the Banks, or any of them, whether of Reimbursement Obligations, commissions, fees or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Banks according to their respective Commitments, as the case may be, in each case to be applied according to the terms of this Agreement.

12.3 No Duty to Examine, Etc. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any Security Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

12.4 Agent as Banks. With respect to that portion of the Amended Letter of Credit made available by it as a "Bank", the entity which is the Agent shall have the same rights and powers hereunder as any other Banks and may exercise the same as though it were not the Agent, and the term "Banks" or "Banks" shall include the entity which is the Agent in its capacity as a Bank. The entity which is the Agent and its affiliates may accept deposits from, lend money to and engage in any kind of business with the Obligors and the Guarantor as if it were not the Agent.

12.5 (a) Obligations of Agent. The obligations of the Agent under this Agreement and under the Security Documents are only those expressly set forth herein and therein.

     (b) No Duty to Investigate. The Agent shall not at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Loan Agreements or any of the Security Documents by the Obligors or the Guarantor.

12.6 (a) Discretion of Agent. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Amended Letter of Credit, and the Security Documents, unless the Agent shall have been instructed by the Majority Banks or all Banks, as appropriate hereunder, to exercise such rights or to take or refrain from taking such action; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

     (b) Instructions of Majority Banks. The Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Amended Letter of Credit, under the Guaranty or under any Security Document in accordance with the instructions of the Majority Banks or all Banks, as appropriate hereunder, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Banks.

12.7 Assumption   re  Event  of  Default.   Except  as  otherwise   provided  in
     Clause 12.13, the Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Agent has been notified by the Obligors or the Guarantor of such fact, or has been notified by a Bank that such Bank considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Agent shall have been notified by the Obligors or any Bank in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Agent shall notify the Banks and shall take action and assert such rights under this Agreement and under the Security Documents as the Majority Banks or all Banks, as appropriate hereunder, shall request in writing.

12.8 No Liability of Agent or Banks. Neither the Agent nor any of the Banks shall be under any liability or responsibility whatsoever:

     (A) To the Obligors or the Guarantor or any other Person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Bank or any other Person of any of its or their obligations under this Agreement or under any Security Document;

     (B) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, the Obligors or the Guarantor of any of their respective obligations under this Agreement or under the Security Documents; or

     (C) To any Bank or Banks, for any statements, representations or warranties contained in this Agreement, in any Security Document or any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, or any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

12.9 Indemnification of Agent. The Banks agree to indemnify the Agent in its capacity as Agent and Security Trustee (to the extent not reimbursed by the Obligors or the Guarantor), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Amended Letter of Credit, or any Security Document, any action taken or omitted by the Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Amended Letter of Credit, or any Security Document, except that no Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Security Trustee's gross negligence or willful misconduct.

12.10Consultation with Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

12.11Resignation. The Agent may resign at any time by giving 60 days' written notice thereof to the Banks and the Obligors. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 60 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Obligors, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Clause 12 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

12.12Representations  of Banks.  Each Bank represents and warrants to each other
     Bank and the Agent that:

     (i) In making its decision to enter into this Agreement and to make its portion of the Amended Letter of Credit available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Obligors and the Guarantor, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Bank or the Agent; and

     (ii) So long as any portion of its Commitments remain outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Obligors and the Guarantor.

12.13Notification of Event of Default. The Agent hereby undertakes to promptly notify the Bank, and the Bank hereby promptly undertake to notify the Agent and the other Banks, of the existence of any Event of Default which shall have occurred and be continuing of which the Agent or any Bank has actual knowledge.

12.14Distributing Financial Statements, etc. The Agent shall, upon receipt of financial statements pursuant to Clause 7.1 A(iv) or other notices received thereunder, deliver or cause to be delivered copies of such documents to the Banks without delay.

13   APPOINTMENT OF SECURITY TRUSTEE

     Each of the Banks irrevocably appoints the Security Trustee as security trustee on their respective behalf with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Banks or any of them or for the benefit thereof under or pursuant to this Agreement, the Amended Letter of Credit or any Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Bank in this Agreement or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Bank or any agent of any Bank or received or recovered by any Bank or any agent of any Bank pursuant to, or in connection with, this Agreement or the Security Documents whether from any Obligor or the Guarantor or any other Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Bank or any agent of any Bank in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment.

14   NOTICES AND DEMANDS

14.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Obligors at the address or telecopy number set out below and to the Banks, the Agent and the Security Trustee at their address and telecopy number set out below its name on the signature pages hereto or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Clause and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Clause or when delivery at such address is refused.

     If to the Obligors at:

                  c/o      Teekay Shipping Limited
                           4th Floor
                           Euro Canadian Centre
                           Marlborough Street and Navy Lion Road
                           P.O. Box SS 6293
                           Nassau, Bahamas
                           Fax: (242) 328-7330

15   MISCELLANEOUS

15.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of the Banks to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Banks of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

15.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in any of the Security Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Obligors but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

15.3 References. References herein to Clauses, Schedules and Exhibits are to be construed as references to clauses of, and schedules and exhibits to, this Agreement.

15.4 Further Assurances. Each of the Obligors agrees that if this Agreement or any of the Security Documents shall, in the reasonable opinion of the Agent or the Majority Banks, at any time be deemed by the Agent or the Majority Banks for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Agent or the Majority Banks may be required in order more effectively to accomplish the purposes of this Agreement or any of the Security Documents.

15.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Obligors and the Guarantor on the one part, and the Agent, the Security Trustee or the Banks, on the other part, whether written or oral, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Obligors and the Guarantor, the Security Trustee and/or Agent and/or the Banks are parties, which alone fully and completely express the agreements between the Obligors and the Security Trustee, the Agent and the Banks.

15.6 Joint and Several Obligations. The obligations of the Obligors under this Agreement and under each provision hereof are joint and several whether or not so specified in any provision hereof. Each Obligor shall be entitled to rights of contribution as against the other Obligor, provided, however, that such rights of contribution shall (a) not in any way condition or lessen the liability of any Obligor as a joint and several borrower for the whole of the obligations owed to the Banks hereunder or under the Security Documents and (b) be fully subject and subordinate to the rights of the Banks hereunder and under the Security Documents.

15.7 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement or any of the other Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any particular Obligor or its assets of this Agreement or any Security Document granted by such Obligor as security for its obligations hereunder and that under such principles, this Agreement or such Security Documents would not be enforceable against such Obligor or its assets unless the following provisions of this Clause 15.7 had effect, then, the maximum liability of each Obligor hereunder (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the Indebtedness and (ii) an amount equal to the aggregate, without double counting, of (a) ninety-five percent (95%) of the such Obligor's Adjusted Net Worth (as hereinafter defined) on the date hereof, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater, (b) the aggregate fair value of such Obligor's Subrogation and Contribution Rights (as hereinafter defined) and (c) the amount of any Valuable Transfer (as hereinafter defined) to such Obligor, provided that such Obligor's liability under this Agreement shall be further limited to the extent, if any, required so that the obligations of such Obligor under this Agreement shall not be subject to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. In determining the limitations, if any, on the amount of any of such Obligor's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the "Subrogation and Contribution Rights") which such Obligor may have on the Determination Date with respect to any other guarantor of the Indebtedness under applicable law shall be taken into account. As used in this Clause 15.7, "Indebtedness" of the Obligor shall mean, all of the Obligor's present or future indebtedness whether for principal, interest, fees, expenses or otherwise, to the Banks under this Agreement and the Security Documents. As used herein "Adjusted Net Worth" of the respective Obligor shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Obligor over (ii) the amount that will be required to pay such Obligor's probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and (b) an amount equal to (i) the excess of the sum of such Obligor's property at a fair valuation over (ii) the amount of all liabilities of such Obligor, contingent or otherwise, as such terms are construed in accordance with applicable laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of such Obligor for purposes of calculating the Maximum Liability Amount for such Obligor, the liabilities of such Obligor to be used in such determination pursuant to each clause (ii) of the preceding sentence shall in any event exclude (a) the liability of such Obligor under this Agreement and the Security Documents to which it is a party, (b) the liabilities of such Obligor subordinated in right of payment to this Agreement and (c) any liabilities of such Obligor for Subrogation and Contribution Rights to any of the other guarantors. As used herein "Valuable Transfer" shall mean, in respect of any Obligor, (a) all loans, advances or capital contributions made to such Obligor with proceeds of the Loans, (b) all debt securities or other obligations of such Obligor acquired from such Obligor or retired by such Obligor with proceeds of the Loans, (c) the fair market value of all property acquired with proceeds of the Loans and transferred, absolutely and not as collateral, to such Obligor, (d) all equity securities of such Obligor acquired from such Obligor with proceeds of the Loans, and (e) the value of any other economic benefits in accordance with applicable laws governing determinations of the insolvency of debtors, in each such case accruing to such Obligor as a result of this Agreement.

15.8 Release of Palmstar Thistle. Upon satisfaction of the conditions set forth in Clause 4.1 and issuance of the Amended Letter of Credit, any and all obligations of Palmstar Thistle under and in connection with the Original Reimbursement Agreement and any of the security documents executed by Palmstar Thistle in connection therewith shall be deemed satisfied and released and the Agent and the Banks shall execute and deliver such releases and other documents as may reasonably be required to release and terminate any mortgage and assignments heretofore granted by Palmstar Thistle in connection with the Original Reimbursement Agreement.

15.9 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement. This Agreement may be executed in any number of counterparts, each of will shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Obligors and the Majority Banks (and, if the rights or duties of the Banks, the Agent or the Security Trustee are affected thereby, by the Banks, Agent or the Security Trustee, as applicable); provided that no amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation,
     (ii) reduce the Amended  Letter of Credit Fee or any other fees  hereunder,
     (iii) postpone the date fixed for any payment hereunder or for any termination of any Commitment, (iv) amend Clause 8, (v) waive any condition precedent to the making of the Loans, (vi) release any collateral or the Guarantor or (vii) amend or modify this Clause 14.8 or otherwise change the percentage of the Commitments or the number or category of Banks, which shall be required for the Banks or any of them to take any action under this Clause or any other provision of this Agreement.

15.10Headings. In this Agreement, Clause headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.


     IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.



BARRINGTON (AUSTRALIA) PTY LIMITED
(ACN 080 850 559)

By
      Name:  Victoria L. Smith
      Title:  Attorney-in-Fact


PALMERSTON (AUSTRALIA) PTY LIMITED
(ACN 080 850 586)

By
      Name:  Victoria L. Smith
      Title:  Attorney-in-Fact


VSSI AUSTRALIA LIMITED

By
      Name:  Victoria L. Smith
      Title:  Attorney-in-Fact


VSSI TRANSPORT INC.

By
      Name:  Victoria L. Smith
      Title:  Attorney-in-Fact


ALLIANCE CHARTERING PTY LIMITED
(ACN 080 850 540)

By
      Name:  Victoria L. Smith
      Title:  Attorney-in-Fact







COMMITMENTS/PERCENTAGE AMOUNT

Commitment: $26,878,379                      NEDSHIP BANK (America) N.V.
Percentage Amount: 34.45946%                 as Agent, Security Trustee and Bank
                                             Scharlooweg 55
                                             P.O. Box 3107
                                             Curacao, Netherlands Antilles
                                             Attention:  Managing Director
                                             Telecopy:  (599) 9-652-366


                                             By_______________________________
                                               Name: Monica Treitmeier-McCarthy
                                               Title: Attorney-in-Fact

                                             copies of all notices to:
                                             Nedship International, Inc.
                                             245 Park Avenue
                                             New York, NY 10167-0062
                                             Attention:  President
                                             Telecopy:  (212) 309-5188


Commitment: $24,770,270                      THE BANK OF NEW YORK, as a Bank
Percentage Amount: 31.75676%                 One Wall Street
                                             New York, N.Y. 10286
                                             Telecopy:  (212) 635-7512


                                              By_______________________________
                                                Name:
                                                Title:


Commitment: $26,351,351                       LANDESBANK SCHLESWIG-HOLSTEIN,
Percentage Amount: 33.78378%                  as a Bank
                                              Martensdamm 6
                                              D-24103 Kiel, Germany
                                              Telecopy: 49-431-900-1130

                                              with a copy of all notices to
                                              Landesbank Schleswig-Holstein
                                              United Kingdom
                                              Representative Office
                                              50 Gresham Street
                                              London EC2V 7AY
                                              Telecopy: 011-44-1-71-600-7020


                                              By_______________________________
                                                Name: Monica Treitmeier-McCarthy
                                                Title:Attorney-in-Fact





















01029.004 #79655


                                              CONSENT AND AGREEMENT


     The undersigned, referred to in the foregoing Amended and Restated Reimbursement Agreement as the "Guarantor", hereby consents and agrees to said Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in Clauses 3, 7 and 10.4 of said Agreement to the same extent as if the undersigned were a party to said Agreement.


                                           TEEKAY SHIPPING CORPORATION



                                           By___________________________
                                              Name: Victoria L. Smith
                                              Title:  Attorney-in-fact






01029.004 #79655